Exhibit 10.2

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 16, 2015 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among SNYDER’S-LANCE, INC., a North Carolina corporation (the “Borrower”), each Lender a party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

The Borrower, the Lenders and the Administrative Agent are parties to the Original Credit Agreement.

The Borrower has entered into that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, among the Borrower, Shark Acquisition Sub I, Inc., Shark Acquisition Sub II, LLC and Diamond Foods, Inc. whereby the Borrower will acquire Diamond Foods, Inc. (the “Diamond Acquisition”).

In order to consummate the Diamond Acquisition, the Borrower will be entering into certain financing transactions, including without limitation, term loan facilities, whereby the Borrower will incur certain indebtedness (the “Diamond Acquisition Indebtedness”) in excess of what is permitted under the Original Credit Agreement and will cause certain Subsidiaries to guarantee the Diamond Acquisition Indebtedness.

The Borrower has requested that, pursuant to Section 11.01 of the Original Credit Agreement, the Lenders agree to certain amendments to the Original Credit Agreement as hereinafter set forth, including amendments (i) to permit, among other things, the incurrence of the Acquisition Indebtedness and (ii) to cause certain Subsidiaries to guarantee the Acquisition Indebtedness.

The Lenders party to this Agreement (the “Consenting Lenders”) are, on the terms and conditions stated below, willing to grant such request and to amend the Original Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.

“Agreement Signing Date” means December 16, 2015.

“Borrower” is defined in the preamble.

“Credit Agreement” means the Original Credit Agreement, as amended by this Agreement as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

“Lender” means each lender from time to time party to the Credit Agreement.

“Original Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 30, 2014, as amended by Amendment No. 1, dated as of June 24, 2014 and amended by Amendment No. 2, dated as of December 4, 2014, as further amended, restated, supplemented or otherwise modified prior to the date hereof, among the Borrower, the Lenders and the Administrative Agent.

“Transactions” means, collectively, consummation of the following transactions (a) the Diamond Acquisition, (b) the Refinancing, (c) the repayment in full of the Indebtedness under the Existing Snyder’s Notes (as defined in the New Credit Agreement), (d) the term loans made under the New Credit Agreement, and (e) the payment of fees, costs and expenses incurred in connection with the foregoing.

1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 and 1.03 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE II
AMENDMENTS

2.01 Amendments.

(a) Credit Agreement. Effective as of the Agreement Effective Date, and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Original Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A, with all revisions to the Original Credit Agreement reflected in Exhibit A in redlined format. The amendments to the Original Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Original Credit Agreement are intended to be affected hereby.

(b) Other Loan Documents. From and after the Agreement Effective Date, each reference to the Original Credit Agreement in any Loan Document shall be a reference to

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the Original Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

ARTICLE III
CONDITIONS PRECEDENT

3.01 Conditions to Agreement Signing Date. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and the execution of this Agreement by the Administrative Agent and each Consenting Lender shall be subject to the satisfaction of the following conditions on or prior to the Agreement Signing Date:

(a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Consenting Lender), each such document (unless otherwise specified) dated the Agreement Signing Date and, each in form and substance satisfactory to the Administrative Agent:

(i) Agreement. Counterparts of this Agreement executed by the Borrower, the Administrative Agent, and the Required Lenders;

(ii) Guaranty. Counterparts of the Guaranty executed by the Guarantors and the Administrative Agent;

(iii) Resolutions; Incumbency; Good Standing.

(A) copies of the resolutions of the board of directors (or other governing body) of the Borrower and each Guarantor authorizing the execution and delivery of the Loan Documents (including this Agreement) to which the Borrower or such Guarantor is a party and the consummation of the transactions contemplated hereby, certified as of the Agreement Signing Date by the Secretary or an Assistant Secretary of the Borrower and each Guarantor;

(B) a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver the Loan Documents and Notices of Borrowing to which such Person is a party and other documents in connection herewith; and

(C) certificates as of a recent date of the good standing of each Loan Party under the laws of the jurisdiction of incorporation, organization or formation (or equivalent thereof), as applicable;

(iv) Organization Documents. The Organization Documents of the Borrower and each Guarantor as in effect on the Agreement Signing Date, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor as of the Agreement Signing Date; and

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(v) Legal Opinions. Customary opinions of counsel to each Loan Party (other than any Loan Party formed or organized in the State of Wisconsin), in form and substance satisfactory to the Administrative Agent and the Lenders (which such opinions shall expressly permit reliance by successors and permitted assigns of the Administrative Agent and the Lenders).

3.02 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and shall become effective, when, and only when, each of the conditions set forth in Section 3.01 hereof and each of the following conditions shall have been satisfied:

(a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Consenting Lender), each such document (unless otherwise specified) dated the Agreement Effective Date and, each in form and substance satisfactory to the Administrative Agent:

(i) Solvency Certificate. A certificate signed by the Chief Financial Officer of the Borrower certifying that the Borrower and its Subsidiaries, taken as a whole (after giving effect to the Transactions and all Indebtedness contemplated hereby (including, without limitation, the Loans to be made on the Agreement Effective Date)), are Solvent, substantially in the form of Exhibit G to the Credit Agreement;

(ii) Officer’s Certificate. A certificate executed by a Responsible Officer of the Borrower and each Guarantor, dated as of the Agreement Effective Date, stating that:

(A) the resolutions and Organization Documents delivered by the Loan Parties on the Agreement Signing Date pursuant to Section 3.01 remain in full force and effect on and as of the Agreement Effective Date without modification or amendment in any respect except as attached to such certificate;

(B) the representations and warranties of the Loan Parties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13, 6.20 and 6.21 of the Credit Agreement are accurate and complete in all respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all respects as of such earlier date;

(C) no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement and the incurrence of all Indebtedness contemplated hereby (including, without limitation, the Loans to be made on the Agreement Effective Date); and

(D) since December 28, 2014, no event or condition has occurred or could reasonably be expected to occur that, either individually

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or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(iii) Legal Opinions. Customary opinions of local Wisconsin counsel to each Loan Party formed or organized in the State of Wisconsin, in form and substance satisfactory to the Administrative Agent and the Lenders (which such opinions shall expressly permit reliance by successors and permitted assigns of the Administrative Agent and the Lenders).

(iv) Notice. A Notice of Borrowing as required under Section 2.03 of the Credit Agreement.

(b) Transactions.

(i) The Borrower shall have delivered to the Administrative Agent true and complete copies of each instrument and agreement related to the Transactions to which any Loan Party is a party, and any amendment, modification or supplement to any thereof, including, without limitation, the Diamond Purchase Agreement and each agreement related to the Diamond Acquisition, which shall be in full force and effect;

(ii) Evidence that the Diamond Acquisition shall have been consummated simultaneously (or substantially simultaneously or concurrently) with the effectiveness of this Agreement in accordance with the terms described in the Diamond Purchase Agreement; and

(iii) Evidence that the “Closing Date” as defined in the New Credit Agreement and funding of the terms loans thereunder shall have occurred simultaneously (or substantially simultaneously or concurrently) with the effectiveness of this Agreement in accordance with the terms described in the New Credit Agreement.

(c) Costs and Expenses. The Administrative Agent shall have received payment for the costs and expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.04 hereof.

(d) Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Lender, a fee equal to 0.05% of such Lender’s outstanding Commitments and outstanding Loans on the Agreement Effective Date.

Notwithstanding anything to the contrary herein, if all conditions set forth in Sections 3.01 and 3.02 and the Agreement Effective Date have not occurred on or prior to the “Outside Date” as defined in the Diamond Purchase Agreement), this Agreement shall terminate.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender for itself and each of its

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Subsidiaries that on and as of the Agreement Effective Date after giving effect to this Agreement:

4.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or (ii) any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of its or their property is subject; or (c) violate any Requirement of Law.

4.02 Enforceability. Each of this Agreement and the Credit Agreement constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Agreement Effective Date with the same effect as if made on and as of such Agreement Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date).

4.04 No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS

5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

5.02 Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender

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unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.

5.03 Effect of Agreement. (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

5.04 Costs and Expenses. On the Agreement Effective Date, the Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement which are invoiced to the Borrower on or prior to the Agreement Effective Date.

5.05 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.07 Certain Provisions. The provisions of Sections 11.14(b) and 11.15 of the Credit Agreement are hereby incorporated by reference.

5.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SNYDER’S-LANCE, INC.

	By	/s/ Rick D. Puckett
	Name:	Rick D. Puckett
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Amendment No. 3 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as the Administrative Agent

By	/s/ Bridgett J. Manduk Mowry
Name:		Bridgett J. Manduk Mowry
Title:		Vice President

BANK OF AMERICA, N.A., as a Lender

By	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Director

Amendment No. 3 to Amended and Restated Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By	/s/ Keith A. Mummert
	Name:	Keith A. Mummert
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

COBANK, ACB, as a Lender

By	/s/ Natalya Rivkin
	Name:	Natalya Rivkin
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Kenneth M. Blackwell
	Name:	Kenneth M. Blackwell
	Title:	Senior Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

Amendment No. 3 to Amended and Restated Credit Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By	/s/ Edward A. Tosti
	Name:	Edward A. Tosti
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Jessica Sidhom
	Name:	Jessica Sidhom
	Title:	Senior Vice President, Corporate Banking

Amendment No. 3 to Amended and Restated Credit Agreement

TD BANK, N.A., as a Lender

By	/s/ Alan Garson
	Name:	Alan Garson
	Title:	Senior Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

AGFIRST FARM CREDIT BANK

By	/s/ John Weathers
	Name:	John Weathers
	Title:	AVP

Amendment No. 3 to Amended and Restated Credit Agreement

AMERICAN AGCREDIT, FLCA

By	/s/ Bradley K. Leafgren
	Name:	Bradley K. Leafgren
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

FARM CREDIT EAST, ACA

By	/s/ Scott Kenney
	Name:	Scott Kenney
	Title:	Senior Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

FARM CREDIT WEST, FLCA

By	/s/ Robert Stornetta
	Name:	Robert Stornetta
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

NORTHWEST FARM CREDIT SERVICES, FLCA

By	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	Vice President

Amendment No. 3 to Amended and Restated Credit Agreement

Exhibit A

Amended and Restated Credit Agreement

Attached.

Amendment No. 3 to Amended and Restated Credit Agreement

EXHIBIT A

Published CUSIP Number: 83355HAE9

Published Revolving Credit Facility CUSIP Number: 83355HAF6

Published Five-Year Term Loan Facility CUSIP Number: 83355HAG4

Published Ten-Year Term Loan Facility CUSIP Number: 83355HAH2

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 30, 2014, as amended by Amendment No. 1, dated as of June 24, 2014

Amendment No. 2, dated as of December 4, 2014, and Amendment No. 3, dated as of December 16, 2015 among

SNYDER’S-LANCE, INC.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and Issuing Lender,

and

The Other Lenders Party Hereto

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Syndication Agent

for the Revolving Credit Facility and Five-Year Term Loan Facility,

COBANK, ACB,

as Syndication Agent

for the Ten-Year Term Loan Facility,

branch banking and trust company

and

wells farGo bank, national association,

as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Joint Lead Arrangers and Joint Bookrunners

for the Revolving Credit Facility and the Five-Year Term Loan Facility,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

COBANK, ACB,

as Joint Lead Arrangers and Joint Bookrunners

for the Ten-Year Term Loan Facility

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

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SCHEDULES

Schedule 2.01	Commitments and Pro Rata Shares
Schedule 2.07(a)	Amortization of Five-Year Term Loans
Schedule 2.07(b)	Amortization of Ten-Year Term Loans
Schedule 6.16	Subsidiaries of the Borrower
Schedule 8.02	Permitted Liens
Schedule 11.02	Eurodollar and Domestic Lending Offices, Addresses for Notices
Schedule 11.06	Voting Participants

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Acceptance
Exhibit E-1	Form of Revolving Loan Note
Exhibit E-2	Form of Five-Year Term Loan Note
Exhibit E-3	Form of Ten-Year Term Loan Note
Exhibit F	Form of Guaranty
Exhibit G	Form of Solvency Certificate
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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 30, 2014, among SNYDER’S-LANCE, INC., a North Carolina corporation (the “Borrower”), the several financial institutions from time to time party to this Agreement (collectively the “Lenders”; individually each a “Lender”) and BANK OF AMERICA, N.A., as letter of credit issuing lender and as administrative agent.

WITNESSETH:

WHEREAS, the Borrower, Bank of America, N.A, as administrative agent and issuing lender, and the lenders party thereto (the “Existing Lenders”) entered into that certain Credit Agreement dated as of December 7, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”), pursuant to which the Existing Lenders have made available to the Borrower a revolving credit facility with a letter of credit subfacility;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (as hereinafter defined) amend and restate the Existing Revolving Credit Agreement to, among other things, provide a five-year term loan facility and a ten-year term loan facility, and the Lenders and the Administrative Agent are willing to amend and restate the Existing Revolving Credit Agreement in its entirety and each Issuing Lender (as hereinafter defined) is willing to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I. DEFINITIONS

1.01 Certain Defined Terms. The following terms have the following meanings:

“Acquired EBITDA” means, with respect to any Person or division (or similar business unit) acquired by the Borrower in an Acquisition during any Computation Period, the total of (a) the consolidated net income of such Person or division (or similar business unit) for the period from the first day of such Computation Period to the date of such acquisition, plus (b) to the extent deducted in determining such consolidated net income (and without duplication), interest expense (whether paid or accrued and including imputed interest expense in respect of capital lease obligations), income taxes, depreciation and amortization, plus (c) non-cash share based compensation expense and other non-cash expenses, losses and charges (other than those representing a reserve for or actual cash item in any future period) for such period, minus (d) to the extent included in such consolidated net income, any income tax refunds and minus (e) non-cash gains other than in the ordinary course of business, in each case calculated on a basis consistent with the calculation of EBITDA and with pro forma adjustments.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise

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causing any Person to become a Subsidiary, or (c) a merger or consolidation or amalgamation or any other combination with another Person (other than a Person that is a Subsidiary) with the Borrower or pursuant to which such other Person becomes a Subsidiary of the Borrower, provided that the Borrower is the surviving entity or, in the case of an amalgamation, the resulting corporation has provided an assumption agreement and all other assurances as the Administrative Agent may reasonably require.

“Administrative Agent” means Bank of America in its capacity as agent for the Lenders hereunder, and any successor thereto in such capacity arising under Section 10.08.

“Administrative Agent’s Payment Office” means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

“Agent-Related Persons” means Bank of America and any successor to Bank of America as Administrative Agent arising under Section 10.08 and any successor to Bank of America as an Issuing Lender hereunder, together with its Related Parties.

“Aggregate Revolving Loan Commitment” means at any time an amount equal to the aggregate amount of the Revolving Loan Commitments of all Lenders. The initial amount of the Aggregate Revolving Loan Commitment is $375,000,000.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Amendment No. 3” means that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of December 16, 2015, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the Amendment Effective Date (as such term is defined in Amendment No. 3).

“Amendment No. 3 Signing Date” means December 16, 2015.

“Applicable Law” means, with reference to any Person, all laws (foreign or domestic), ordinances and treaties and all judgments, decrees, injunctions, writs and orders of any court, arbitrator or Governmental Authority, and all rules and regulations of any Governmental Authority applicable to such Person.

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“Applicable Margin” means the applicable rate per annum set forth in the table below opposite the applicable Total Net Debt to EBITDA Ratio:

	Applicable Margin for Eurodollar Rate Loans			Applicable Margin for Base Rate Loans			L/C Fee Rate
Total Net Debt / EBITDA Ratio	Revolving Credit Facility	Five- Year Term Loan Facility	Ten- Year Term Loan Facility	Revolving Credit Facility	Five- Year Term Loan Facility	Ten- Year Term Loan Facility
Less than or equal to 1.25 to 1	0.795%	0.875%	1.250%	0.000%	0.000%	0.375%	0.795%
Greater than 1.25 to 1 but less than or equal to 1.50 to 1	0.900%	1.000%	1.375%	0.000%	0.000%	0.375%	0.900%
Greater than 1.50 to 1 but less than or equal to 2.00 to 1	1.000%	1.125%	1.500%	0.000%	0.125%	0.500%	1.000%
Greater than 2.00 to 1 but less than or equal to 2.75 to 1	1.100%	1.250%	1.625%	0.100%	0.250%	0.625%	1.100%
Greater than 2.75 to 1 but less than or equal to 3.50 to 1	1.300%	1.500%	1.875%	0.300%	0.500%	0.875%	1.300%
Greater than 3.50 to 1	1.450%	1.700%	2.075%	0.450%	0.700%	1.075%	1.450%

Initially, the Applicable Margin for the Eurodollar Rate Loans, the Base Rate Loans, and the L/C Fee Rate shall be based on the Total Net Debt to EBITDA Ratio shown in the closing certificate delivered by the Borrower pursuant to subsection 5.01(e). The Applicable Margin shall be adjusted, to the extent applicable, 46 days (or, in the case of the last fiscal quarter of any year, 101 days) after the end of each fiscal quarter (or, if earlier, 10 days following delivery by the Borrower of the financial statements required by subsection 7.01(a) or 7.01(b), as applicable, and the related Compliance Certificate required by subsection 7.02(a) for such fiscal quarter), based on the Total Net Debt to EBITDA Ratio as of the last day of such fiscal quarter; it being understood that if the Borrower fails to deliver the financial statements required by subsection 7.01(a) or 7.01(b), as applicable, and the related Compliance Certificate required by subsection 7.02(a) by the 46th day (or, if applicable, the 101st day) after any fiscal quarter, Applicable Margin shall be (a) 1.450% for the L/C Fee Rate, (b) 1.450% for Eurodollar Rate Loans and 0.450% for Base Rate Loans under the Revolving Credit Facility, (c) 1.700% for Eurodollar Rate Loans and 0.700% for Base Rate Loans under the Five-Year Term Loan Facility and (d) 2.075% for Eurodollar Rate Loans and 1.075% for Base Rate Loans under the Ten-Year Term Loan Facility, until such financial statements and Compliance Certificate are delivered.

“Appropriate Lender” means, at any time, (a) with respect to any of the Revolving Credit Facility, the Five-Year Term Loan Facility or the Ten-Year Term Loan Facility, a Lender that has a Commitment with respect to such Senior Credit Facility or holds a Revolving Loan, a Five-

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Year Term Loan, a Ten-Year Term Loan, respectively, at such time and (b) with respect to the L/C Commitment, (i) the Issuing Lenders and (ii) if any Letters of Credit have been issued pursuant to Article III, the Revolving Loan Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by subsection 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, provided that all attorneys’ fees shall be determined without regard to any statutory presumption based on the standard hourly rates for such attorneys and the actual hours expended.

“Auto-Extension Letter of Credit” has the meaning specified in Section 3.02.

“Bank of America” means Bank of America, N.A., and its successors.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one-month Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Revolving Loan Borrowing or a Term Loan Borrowing, as the context may require.

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“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day that is also a London Banking Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other relevant Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any corporation controlling a bank.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Revolving Loan Lenders, as collateral for the L/C Obligations or obligations of the Revolving Loan Lenders to fund participations in respect of L/C Obligations (if and when required pursuant to Section 2.15 or 9.02)), cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender. Derivatives of such term shall have corresponding meanings and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender that has a long-term debt rating of at least A- by S&P or A3 by Moody’s; and

(d) money market funds at least 95% of the assets of which constitute Cash Equivalent Investments of the kinds described in clauses (a) through (c) above.

“Change of Control” means any of the following events:

(a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) (other than the Warehime’s Stockholder Group) shall become the Beneficial Owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as in effect on the date

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hereof) of 35% or more of the capital stock or other equity interests of the Borrower the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Borrower; or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals, either (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election, nomination, appointment or approval for consideration by the shareholders for election to that board or equivalent governing body was approved by individuals referred to in clause (i) above or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above.

“Class” means (a) when used with respect to Lenders, refers to whether such Lenders are Lenders under the Revolving Credit Facility or Lenders holding a portion of a Class of Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Loan Commitments or Commitments with respect to a particular Class of Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the Revolving Credit Facility, Five-Year Term Loans or Ten-Year Term Loans (with the same economic terms and amortization schedule).

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the U.S. Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Commitment” means as to each Lender, its Revolving Loan Commitment and Term Loan Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Computation Period” means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

“Contingent Obligation” means, as to any Person, without duplication, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary

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obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made, or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means any date on which, under Section 2.04, the Borrower (a) converts Loans of one Type to the other Type or (b) continues Eurodollar Rate Loans for a new Interest Period.

“Credit Extension” means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

“Defaulting Lender” means, subject to subsection 2.16(b), any Lender that (a) has failed to (i) fund any portion of its Loans or participations in L/C Obligations required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the applicable Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan or participation in L/C Obligations hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged

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with reorganization or liquidation of its business or assets including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to subsection 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Lenders and each other Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Diamond Acquisition” means the Acquisition by the Borrower of all the issued and outstanding securities of Diamond Foods, pursuant to the Diamond Purchase Agreement.

“Diamond Companies” means Diamond Foods, Inc. and its subsidiaries.

“Diamond Foods” means Diamond Foods, Inc., a Delaware corporation.

“Diamond Purchase Agreement” means that certain Agreement and Plan of Merger and Reorganization dated as of October 27, 2015 among the Borrower, Shark Acquisition Sub I, Inc., Shark Acquisition Sub II, LLC and Diamond Foods, as in effect on the Amendment No. 3 Signing Date.

“Disposed EBITDA” means, with respect to any Person or division (or similar business unit) sold or otherwise disposed of by the Borrower during any Computation Period, the total of (a) the consolidated net income of such Person or division (or similar business unit) sold or otherwise disposed of by the Borrower for the period from the first day of such Computation Period to the date of such sale or other disposition, plus (b) to the extent deducted in determining such consolidated net income (and without duplication), interest expense (whether paid or accrued and including imputed interest expense in respect of capital lease obligations), income taxes, depreciation and amortization minus (c) to the extent included in such consolidated net income, any income tax refunds, in each case calculated on a basis consistent with the calculation of EBITDA and with pro forma adjustments.

“Dollar”, “dollar” and “$” each means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

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“EBIT” means, for any Computation Period, the Borrower’s consolidated net income for such period, plus, to the extent deducted in determining such consolidated net income, Interest Expense and income taxes, minus, to the extent included in determining such earnings, any income tax refunds.

“EBITDA” means, without duplication, for any Computation Period, the consolidated net income of the Borrower and its Subsidiaries for such period:

plus (a) to the extent deducted in determining such earnings, the sum of:

(i) Interest Expense, income taxes, depreciation and amortization of the Borrower and its Subsidiaries for such period;

(ii) non-cash share based compensation expense and other non-cash expenses, losses or charges (other than those representing a reserve for or actual cash item in any future period) incurred by the Borrower and its Subsidiaries during such period;

(iii) costs, fees, expenses or premiums paid by the Borrower or its Subsidiaries during such period in connection with (A) the Diamond Acquisition or any Acquisition occurring prior to the Amendment No. 3 Signing Date, (B) the Refinancing, (C) any Acquisition permitted hereunder, (D) the Existing Credit Agreement, (E) amendments, waivers or modifications of the Loan Documents or the Existing Credit Agreement, or (F) any increase in value to the pre-acquisition historical amounts of accounts receivables, inventories or any other current assets (a “write-up”), in each case to the extent that such write-up is required by GAAP and occurs as a result of an Acquisition;

(iv) any Acquired EBITDA;

(v) fees and expenses, including Restructuring Costs, incurred by the Borrower or its Subsidiaries during such period in connection with any disposition giving rise to Disposed EBITDA;

(vi) Integration Costs paid in cash by the Borrower and its Subsidiaries during such period;

minus, (b) to the extent included in determining such earnings, the sum of:

(i) any income tax refunds of the Borrower and its Subsidiaries during such period;

(ii) any Disposed EBITDA; and

(iii) non-recurring gains of the Borrower and its Subsidiaries increasing such earnings in such period.

“Effective Amount” means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date, any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid

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drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under subsection 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under subsection 11.06(b)(iii)).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Materials or injury to the environment.

“Environmental Laws” means all federal, state, local or foreign laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, restrictions, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and human health matters.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations of the Borrower or any ERISA Affiliate that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or is being terminated; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or notification of the filing of an intent to terminate, the treatment of a Multiemployer Plan amendment as a termination under Section 4014A of ERISA or the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) notice of an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) notice of the determination, or with respect to a Multiemployer Plan, knowledge of a determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, but only if the event or condition described in clauses (a) though(g) would reasonably be expected to result in a liability to the Borrower or any ERISA Affiliate.

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“Eurodollar Base Rate” means,

(a) for any Interest Period, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate, which rate is approved by the Administrative Agent), as published by Bloomberg (or other commercially available source providing such quotations of such rate as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; and

(c) if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent after consultation with the Borrower.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

“Eurodollar Rate Loan” means a Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events or circumstances specified in Section 9.01.

“Excluded Subsidiary” means any Domestic Subsidiary of the Borrower that is a Wholly-Owned Subsidiary that does not guarantee the Obligations; provided that all Excluded Subsidiaries, taken as a whole, do not at any time account for more than either (x) 10% of the total assets (determined on a net book value basis) of the Borrower and its Domestic Subsidiaries that are a Wholly-Owned Subsidiaries taken as a whole or (y) 10% of the net revenue

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(determined as of the end of the most recently ended four fiscal quarter period) of the Borrower and its Domestic Subsidiaries that are a Wholly-Owned Subsidiaries on a consolidated basis.

“Excluded Taxes” means any of the following taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.01, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) taxes attributable to such Recipient’s failure to comply with Section 10.09 and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Revolving Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of September 26, 2012, among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, amended by Amendment No. 1 dated October 1, 2012.

“Facility Fee Rate” means the rate per annum set forth in the table below opposite the applicable Total Net Debt to EBITDA Ratio:

Total Net Debt to EBITDA Ratio	Facility Fee Rate
Less than or equal to 1.25 to 1	0.080%
Greater than 1.25 to 1 but less than or equal to 1.50 to 1	0.100%
Greater than 1.50 to 1 but less than or equal to 2.00 to 1	0.125%
Greater than 2.00 to 1 but less than or equal to 2.75 to 1	0.150%
Greater than 2.75 to 1 but less than or equal to 3.50 to 1	0.200%
Greater than 3.50 to 1	0.250%

Initially, the Facility Fee Rate shall be based on the Total Net Debt to EBITDA Ratio shown in the closing certificate delivered by the Borrower pursuant to subsection 5.01(e). The Facility Fee Rate shall be adjusted, to the extent applicable, 46 days (or, in the case of the last fiscal quarter of any year, 101 days) after the end of each fiscal quarter (or, if earlier, 10 days following delivery by the Borrower of the financial statements required by subsection 7.01(a) or 7.01(b), as applicable, and the related Compliance Certificate required by subsection 7.02(a) for

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such fiscal quarter), based on the Total Net Debt to EBITDA Ratio as of the last day of such fiscal quarter; it being understood that if the Borrower fails to deliver the financial statements required by subsection 7.01(a) or 7.01(b), as applicable, and the related Compliance Certificate required by subsection 7.02(a) by the 46th day (or, if applicable, the 101st day) after any fiscal quarter, the Facility Fee Rate shall be 0.250% until such financial statements and Compliance Certificate are delivered.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided, however, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letters” has the meaning specified in subsection 2.09(a).

“Five-Year Term Loan” has the meaning specified in subsection 2.01(b).

“Five-Year Term Loan Commitment” means, as to each Lender, its obligation to make Five-Year Term Loans to the Borrower on the Closing Date pursuant to subsection 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Five-Year Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Five-Year Term Loan Facility” means (a) prior to the Closing Date, the Five-Year Term Loan Commitments and (b) on and after the Closing Date, the five-year term loan facility provided in this Agreement in the aggregate principal amount of the Five-Year Term Loans of all Lenders outstanding at such time. The aggregate principal amount of the Five-Year Term Loan Facility as of the Closing Date is $150,000,000.

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“Five-Year Term Loan Facility Termination Date” means the earlier of (i) May 30, 2019 and (ii) the date of the prepayment of all Five-Year Term Loans; provided, however that if such date is not a Business Day, the Five-Year Term Loan Facility Termination Date shall be the preceding Business Day.

“Five-Year Term Loan Lender” means, as of any date of determination, a Lender having a Five-Year Term Loan Commitment or holding a Five-Year Term Loan.

“Five-Year Term Loan Note” means a promissory note executed by the Borrower in favor of a Lender evidencing the Five-Year Term Loans made by such Lender to the Borrower, in substantially the form of Exhibit E-2.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Loan Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Further Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any applicable nation or government, any state, provincial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guarantor” means, collectively, all existing and future, direct and indirect, Domestic Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries (other than any Excluded Subsidiary).

“Guaranty” means, the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

“Guaranty Obligation” has the meaning specified in the definition of Contingent Obligation.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in subsection 3.03(b).

“IBO Guaranty Obligation” means the Borrower’s guarantee of the loans made to Independent Business Owners by third party financial institutions (that may or may not also be Lenders under this Agreement) for the purchase of route businesses or trucks.

“Impacted Loans” has the meaning specified in Section 4.05.

“Increase Effective Date” has the meaning specified in subsection 2.14(b).

“Incremental Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent and executed by the Borrower, the Administrative Agent and the applicable Incremental Revolving Loan Lenders to effectuate an Incremental Loan Commitment in connection with Section 2.14.

“Incremental Loan Commitment” has the meaning specified in subsection 2.14(d).

“Incremental Revolving Loan Lenders” has the meaning specified in subsection 2.14(d).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables and similar current liabilities entered into in the ordinary course of business on ordinary terms including Borrower credit card debt); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases which should be recorded on a balance sheet of such Person in accordance with GAAP; (g) all indebtedness of the types referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has

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an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent of such Person’s liability therefor; provided that to the extent that any such indebtedness is expressly non-recourse to such Person it shall not be included as Indebtedness.

“Indemnitee” has the meaning specified in subsection 11.04(b).

“Independent Auditor” has the meaning specified in subsection 7.01(a).

“Independent Business Owners” means any Persons that purchase a distribution route(s) from a Subsidiary of the Borrower that is engaged in snack food distribution, and then enter into a distribution agreement with such Subsidiary for the purpose of defining the relationship of the parties.

“Information” has the meaning specified in Section 11.07.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any Applicable Law, including the Bankruptcy Code.

“Integration Costs” means, without duplication, those costs and expenses composed of (i) severance, retention and compensation payments, (ii) employee relocation expenses, (iii) moving and relocation costs and expenses for files, equipment, inventory and other assets, (iv) payments made in connection with consents obtained for the assignment of contracts, (v) lease and contract termination payments, (vi) information system integration costs and (vii) other payments associated with the closure of production facilities and the termination of maintenance contracts, in each case, resulting from the consummation of Acquisitions permitted hereunder; provided that the aggregate amount of Integration Costs permitted to be added back to EBITDA for the life of this Agreement shall not exceed (x) $60,000,000 for the period commencing on October 27, 2015 and ending on the fifth anniversary of the “Closing Date” (as such term is defined in the New Credit Agreement) (“Initial Period”) and (y) an amount equal to the unused portion during the Initial Period plus $20,000,000 for the period commencing on the fifth anniversary of the “Closing Date” (as such term is defined in the New Credit Agreement) and ending on May 30, 2024.

“Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) EBIT for such Computation Period, to (b) Interest Expense for such Computation Period.

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“Interest Expense” means for any period, the interest expense (whether paid or accrued and including imputed interest expense in respect of capital lease obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and the applicable Termination Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, each three-month anniversary of the first day of such Interest Period also shall be an Interest Payment Date; and, (b) as to any Base Rate Loan, the last Business Day of each calendar quarter and the applicable Termination Date.

“Interest Period” means, as to any Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date such Eurodollar Rate Loan is disbursed or on the Conversion/Continuation Date on which such Eurodollar Rate Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter (in each case, subject to availability) as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period for a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period for any Eurodollar Rate Loan shall extend beyond the applicable Termination Date.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuance Date” has the meaning specified in subsection 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Issuing Lender” means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under

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subsection 10.01(b) or Section 10.08 and (ii) any other Lender or any Affiliate of a Lender which the Administrative Agent and the Borrower have approved in writing as an “Issuing Lender” hereunder.

“L/C Advance” means each Revolving Loan Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Amendment Application” means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

“L/C Application” means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.03(d).

“L/C Commitment” means the commitment of the Issuing Lenders to Issue, and the commitment of the Revolving Loan Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III in an aggregate amount not to exceed on any date the lesser of $30,000,000 and the Aggregate Revolving Loan Commitment; it being understood that the L/C Commitment is a part of the Aggregate Revolving Loan Commitment rather than a separate, independent commitment.

“L/C Fee Rate” means, at any time, the Applicable Margin; provided that upon notice to the Borrower from the Administrative Agent (acting at the request or with the consent of the Required Revolving Loan Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, such rate shall be increased by 2 percentage points.

“L/C Obligations” means as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document, agreement and instrument relating to any Letter of Credit, including any of the applicable Issuing Lender’s standard form documents for letter of credit issuances.

“Lead Arranger” means (a) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Manufacturers and Traders Trust Company in its capacity as a joint lead arranger and bookrunner for the Revolving Credit Facility and the Five-Year Term Loan Facility and (b) each

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of Merrill Lynch, Pierce, Fenner & Smith Incorporated and CoBank, ACB in its capacity as a joint lead arranger and bookrunner for the Ten-Year Term Loan Facility.

“Lender” has the meaning specified in the preamble to this Agreement. References to the term “Lenders” shall include each Farm Credit Lender that is a Voting Participant and each Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Eurodollar Lending Office”, as the case may be, on Schedule 11.02 or such Lender’s Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit Issued by an Issuing Lender pursuant to Article III.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Credit Facility Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or any Class of Term Loan, as the context may require, which may be a Base Rate Loan or a Eurodollar Rate Loan or a L/C Advance.

“Loan Documents” means this Agreement, any Notes, the Guaranty, each L/C-Related Document and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and the Fee Letters.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

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“Material Acquisition” means an Acquisition involving consideration (excluding stock of the Borrower) of more than $50,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Financial Obligations” means Indebtedness or Contingent Obligations of the Borrower or any Subsidiary (other than any intercompany Indebtedness owing only among the Borrower and the Guarantors and other than Contingent Obligations entered into by the Borrower or any Subsidiary with respect to trade payables and similar liabilities of any Subsidiary of Borrower) or obligations of the Borrower or any Subsidiary in respect of any Securitization Transaction, in an aggregate principal amount (for all applicable Indebtedness, Contingent Obligations and obligations in respect of Securitization Transactions) equal to or greater than 50,000,000.

“Material Subsidiary” means any Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto that (a) for the most recent period of four consecutive fiscal quarters of the Borrower accounted for more than 5% of the consolidated revenues of the Borrower or (b) as of the end of such fiscal quarter, was the owner of more than 5% of the total assets of the Borrower, as shown on the consolidated financial statements of the Borrower for such fiscal quarter.

“Maximum Revolving Credit Increase” has the meaning specified in the subsection 2.14(a).

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of subsection 2.15(a)(i) or (a)(ii), an amount equal to 100% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means any employee benefit plan as described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which the Borrower or any ERISA Affiliates may have any liability, contingent or otherwise.

“New Credit Agreement” means the Credit Agreement, dated as of December 16, 2015, among the Borrower, the lenders party thereto, and Bank of America, N.A. ,as administrative

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agent, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified.

“New Credit Documents” means the “Loan Documents” as defined in the New Credit Agreement.

“Non-Consenting Lender” has the meaning specified in Section 4.07.

“Non-Extension Notice Date” has the meaning specified in subsection 3.02(d).

“Note” means a Revolving Loan Note, a Five-Year Term Loan Note or a Ten-Year Term Loan Note, as the context may require.

“Notice of Borrowing” means a notice in substantially the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Conversion/Continuation” means a notice of (a) a conversion of all or any portion of Loans from one Type to the other, or (b) a continuation of Eurodollar Rate Loans, pursuant to subsection 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Loan Party to any Lender, Issuing Lender, the Administrative Agent or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means (i) for any corporation, the certificate of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

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“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.07.

“Outstanding Amount” means (i) with respect to Term Loans and Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuance occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of unreimbursed drawings under a Letter of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in subsection 11.06(d).

“Participant Register” has the meaning specified in subsection 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Borrower or any ERISA Affiliate has any liability, contingent or otherwise.

“Permitted Liens” has the meaning specified in Section 8.02.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person (or acquired in connection with an Acquisition) in the ordinary course of business for the purpose of directly mitigating risks associated with (a) raw materials purchases, (b) interest or currency exchange rates (including the interest rates applicable to the Obligations), (c) operating expenses or other anticipated obligations of such Person, (d) other liabilities, commitments or assets held or reasonably anticipated by such Person or (e) changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder.

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“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Borrower or any ERISA Affiliate has any liability, contingent or otherwise, and includes any Pension Plan.

“Platform” has the meaning specified in Section 7.02.

“Pro Rata Share” means (a) in respect of the Revolving Credit Facility, for any Revolving Loan Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender’s Revolving Loan Commitment constitutes of the Aggregate Revolving Loan Commitment (or, after the Revolving Loan Commitments have terminated, which (i) the principal amount of such Lender’s Revolving Loans plus (without duplication) the participation of such Lender in (or in the case of an Issuing Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations constitutes of (ii) the aggregate principal amount of all Revolving Loans plus (without duplication) the Effective Amount of all L/C Obligations), subject to adjustments as provided in Section 2.16, (b) in respect of the Five-Year Term Loans, for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) of the Five-Year Term Loan Facility represented by the principal amount of such Lender’s Five-Year Term Loans outstanding at such time and (c) in respect of the Ten-Year Term Loans, for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) of the Ten-Year Term Loan Facility represented by the principal amount of such Lender’s Ten-Year Term Loans outstanding at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Public Lender” has the meaning specified in Section 7.02.

“Refinancing” means the repayment or redemption of existing Indebtedness (other than Indebtedness permitted by Section 8.06 hereof) of the Diamond Companies.

“Register” has the meaning specified in subsection 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Lender” has the meaning specified in Section 4.07.

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in such regulations.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate amount of Revolving Credit Exposure of all Lenders at such time, (b) the aggregate Unused Revolving Loan Commitments at such time, (c) the

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aggregate principal amount of all Five-Year Term Loans outstanding at such time and (d) the aggregate principal amount of all Ten-Year Term Loans at such time. For purposes of this definition, the undrawn amounts of each Letter of Credit then outstanding shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Loan Commitments; provided that the Commitment of, and (i) the portion of the aggregate principal amount of the Revolving Loans outstanding at such time, (ii) the portion of the aggregate L/C Obligations of all Letters of Credit outstanding at such time, (iii) the portion of the aggregate Unused Revolving Loan Commitments at such time, (iv) the principal amount of the outstanding Five-Year Term Loans and (v) the principal amount of the outstanding Ten-Year Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Loan Lenders” means, as of any date of determination, Lenders holding more than 50% of the aggregate amount of Revolving Credit Exposure of all Lenders at such time; provided that the Commitment of, and the portion of (i) the aggregate principal amount of the Revolving Loans outstanding at such time, (ii) the portion of the aggregate L/C Commitments of all Letters of Credit outstanding at such time and (iii) the portion of the aggregate Unused Revolving Loan Commitments at such time held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Loan Lenders.

“Required Term Loan Lenders” means, as of any date of determination, with respect to Lenders of any Class of Term Loans, Lenders holding more than 50% of such Class of Term Loans on such date; provided that the portion of such Class of Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, the president or any vice president of a Loan Party, or any other officer having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning specified in Section 8.10.

“Restructuring Costs” means costs and expenses, whether cash or non-cash, incurred in connection with the disposition or sale of any Person, assets or division and any costs or expenses incurred in connection with any restructuring, reorganization or similar internal transactions related to or arising, in each case, directly from such disposition or sale.

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“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means the revolving credit facility provided in this Agreement in the principal amount of the Aggregate Revolving Loan Commitment.

“Revolving Credit Facility Termination Date” means the earlier to occur of:

(a) May 30, 2019; and

(b) the date on which the Revolving Loan Commitments terminate in accordance with the provisions of this Agreement;

provided, however that if such date is not a Business Day, the Revolving Credit Facility Termination Date shall be the preceding Business Day.

“Revolving Loan” has the meaning specified in subsection 2.01(a).

“Revolving Loan Borrowing” means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Borrower on the same day by one or more Lenders under Article II and, other than in the case of Base Rate Loans, having the same Interest Period.

“Revolving Loan Commitment” means as to each Lender, its obligation to (i) make Revolving Loans to the Borrower pursuant to subsection 2.01(a), and (ii) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Loan Lender” means, as of any date of determination, a Lender with a Revolving Loan Commitment or, if the Revolving Loan Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan Note” means a promissory note executed by the Borrower in favor of a Lender evidencing the Revolving Loans made by such Lender to the Borrower, in substantially the form of Exhibit E-1.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

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“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means any sale, assignment or other transfer by the Borrower or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Borrower or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facilities.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Surety Instruments” means all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

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“Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, other than Excluded Taxes.

“Tax Incentive Transaction” shall mean any arrangement between the Borrower or any Subsidiary of the Borrower and a development authority or other similar governmental authority or entity for the purpose of providing property tax incentives to the Borrower or such Subsidiary structured as a sale-leaseback transaction whereby the development authority (i) acquires property from or on behalf of the Borrower or such Subsidiary, (ii) leases such property back to the Borrower or such Subsidiary, (iii) if and to the extent the development authority issues the bonds to finance such acquisition, 100% of such bonds are purchased and held by the Borrower or a Wholly-Owned Subsidiary of the Borrower, (iv) the rental payments on the lease (disregarding any amount that is concurrently repaid to the Borrower or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts the Borrower or such Subsidiary would have paid in taxes and other amounts had the sale-leaseback transaction not occurred and (v) the Borrower or such Subsidiary has the option to terminate its lease and reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Borrower or a Subsidiary in the form of repayment of any bonds or otherwise) at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction.

“Ten-Year Term Loan” has the meaning specified in subsection 2.01(c).

“Ten-Year Term Loan Commitment” means as to each Lender, its obligation to make Ten-Year Term Loans to the Borrower on the Closing Date pursuant to subsection 2.01(c) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Ten-Year Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Ten-Year Term Loan Facility” means (a) prior to the Closing Date, the Ten-Year Term Loan Commitments and (b) on and after the Closing Date, the ten-year term loan facility provided in this Agreement in the aggregate principal amount of the Ten-Year Term Loans of all Lenders outstanding at such time. The aggregate principal amount of the Ten-Year Term Loan Facility as of the Closing Date is $150,000,000.

“Ten-Year Term Loan Facility Termination Date” means the earlier of (i) May 30, 2024 and (ii) the date of the prepayment of all Ten-Year Term Loans; provided, however that if such date is not a Business Day, the Ten-Year Term Loan Facility Termination Date shall be the preceding Business Day.

“Ten-Year Term Loan Lender” means, as of any date of determination, a Lender having a Ten-Year Term Loan Commitment or holding a Ten-Year Term Loan.

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“Ten-Year Term Loan Note” means a promissory note executed by the Borrower in favor of a Lender evidencing the Ten-Year Term Loans made by such Lender to the Borrower, in substantially the form of Exhibit E-3.

“Termination Date” means (a) with respect to the Revolving Credit Facility, the Revolving Credit Facility Termination Date, (b) with respect to the Five-Year Term Loan Facility, the Five-Year Term Loan Facility Termination Date, and (c) with respect to the Ten-Year Term Loan Facility, the Ten-Year Term Loan Facility Termination Date.

“Term Loans” means the Five-Year Term Loans and the Ten Year Term Loans.

“Term Loan Borrowing” means the borrowing on the Closing Date of simultaneous Term Loans in Dollars, of the same Class and Type, and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to subsection 2.01(b) or (c).

“Term Loan Commitment” means as to each Lender, its Five-Year Term Loan Commitment and/ or Ten-Year Term Loan Commitment.

“Term Loan Facilities” means the Five-Year Term Loan Facility and the Ten Year Term Loan Facility.

“Total Debt to EBITDA Ratio” means, for any Computation Period, the ratio of (a) Total Indebtedness as of the last day of such Computation Period, to (b) EBITDA for such Computation Period.

“Total Indebtedness” means, at any time, all Indebtedness (other than IBO Guaranty Obligations in an amount up to $75,000,000 in the aggregate) of the Borrower and its Subsidiaries determined on a consolidated basis and to the extent not included in the definition of Indebtedness, the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) receivables or other rights to payment of the Borrower and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

“Total Net Debt to EBITDA Ratio” means, for any Computation Period, the ratio of (a) Total Indebtedness (net of unrestricted cash and unrestricted Cash Equivalent Investments held by the Borrower and its Subsidiaries and excluding any undrawn amounts of letters of credit issued) as of the last day of such Computation Period, to (b) EBITDA for such Computation Period.

“Total Revolving Loan Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Type” refers to the distinction between Loans bearing interest at the Base Rate and Loans bearing interest at the Eurodollar Rate.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan’s assets, determined in

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accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Unmatured Event of Default” means any event or circumstance which, with the giving of notice, the lapse of time or both, will (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

“Unreimbursed Amount” has the meaning specified in subsection 3.03(b).

“Unused Revolving Loan Commitment” means, with respect to each Revolving Loan Lender at any time, (a) such Lender’s Revolving Loan Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Pro Rata Share of the aggregate L/C Commitments of all the Letters of Credit outstanding at such time.

“Voting Participant” has the meaning specified in subsection 11.06(i).

“Voting Participant Notice” has the meaning specified in subsection 11.06(i).

“Warehime’s Stockholder Group” means (i) Michael A. Warehime, (ii) the lineal descendants of Michael A. Warehime, including adopted persons as well as biological descendants, (iii) any spouse, widow or widower of Michael A. Warehime or any such descendant and (iv) any trust, estate, custodian or other fiduciary or similar account solely for the benefit of one or more individuals described in clause (i), (ii) or (iii) above.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, or 100% of the membership interests or other equity interests, as applicable, in each case, at the time as of which any determination is being made, is directly or indirectly, owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

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(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

(g) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Base Rate” or with respect to any comparable or successor rate thereto other than as a result of the gross negligence or willful misconduct of the Administrative Agent.

(h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

1.03 Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VIII for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the

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audited consolidated financial statements of the Borrower and its Subsidiaries dated as of January 3, 2015 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(b) References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

1.04 Accounting Adjustments. For each period of four fiscal quarters ending next following the date of any Acquisition, for purposes of determining the Total Debt to EBITDA Ratio, Total Net Debt to EBITDA Ratio and the Interest Coverage Ratio, the consolidated results of operations of the Borrower and its Subsidiaries shall include the results of operations of the Person or assets subject to such Acquisition on a historical pro forma basis to the extent information in sufficient detail concerning such historical results of such Person or assets is reasonably available, and which amounts shall include only adjustments reasonably satisfactory to Administrative Agent and shall not include any synergies resulting from such Acquisition other than those permitted pursuant to Regulation S-X of the SEC.

1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C-Related Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Borrowing of Revolving Loans and Term Loans.

(a) Subject to the terms and conditions set forth herein, each Revolving Loan Lender severally agrees (and not jointly or jointly and severally) to make revolving credit loans (each, a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Facility Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Unused Revolving Loan Commitment; provided, however, that, after giving effect to any Revolving Loan Borrowing, (i) the Total Revolving Loans Outstandings shall not exceed the Aggregate Revolving Loan Commitment, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Loan Commitment. Within the limits of each Lender’s Revolving Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.01(a), prepay under Section 2.06 and reborrow under this subsection 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Subject to the terms and conditions set forth herein, each Five-Year Term Loan Lender severally agrees (and not jointly or jointly and severally) to make a single five-year term loan (each, a “Five-Year Term Loan”) to the Borrower in Dollars only on the Closing Date in an

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amount not to exceed the amount of such Lender’s Five-Year Term Loan Commitment. Each Five-Year Term Loan Borrowing shall consist of Five-Year Term Loans made simultaneously by the Five-Year Term Loan Lenders on the Closing Date in accordance with their respective Pro Rata Share of the Five-Year Term Loan Facility. Amounts borrowed under this subsection 2.01(b) and repaid or prepaid may not be reborrowed. Five-Year Term Loans may be divided into tranches that are Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c) Subject to the terms and conditions set forth herein, each Ten-Year Term Loan Lender severally agrees (and not jointly or jointly and severally) to make a single ten-year term loan (each, a “Ten-Year Term Loan”) to the Borrower in Dollars only on the Closing Date in an amount not to exceed the amount of such Lender’s Ten-Year Term Loan Commitment. Each Ten-Year Term Loan Borrowing shall consist of Ten-Year Term Loans made simultaneously by the Ten-Year Term Loan Lenders on the Closing Date in accordance with their respective Pro Rata Share of the Ten-Year Term Loan Facility. Amounts borrowed under this subsection 2.01(c) and repaid or prepaid may not be reborrowed. Ten-Year Term Loans may be divided into tranches that are Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon, in each case, absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by a Revolving Loan Note, a Five-Year Term Loan Note and/or a Ten-Year Term Loan Note, as applicable, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan evidenced thereby and the amount of each payment of principal made by the Borrower with respect thereto (or such Lender shall maintain such information in its own records). Each such Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Lender’s record shall be rebuttable presumptive evidence of the amount of the Loans evidenced thereby, and the interest and payments thereon, in each case, absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon or an entry therein with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

2.03 Procedure for Borrowings. (a) Each Borrowing shall be made upon the Borrower’s notice delivered to the Administrative Agent, which may be given by (i) telephone, or (ii) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. The Notice of Borrowing must be received by the Administrative Agent prior to (i) 12:00 noon Eastern time two Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans,

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and (ii) 12:00 noon Eastern time on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(A) whether the Borrower is requesting a Revolving Credit Borrowing, a Five-Year Term Loan Borrowing or a Ten-Year Term Loan Borrowing;

(B) the amount of such Borrowing, which shall be in an aggregate amount of $1,000,000 or a higher multiple of $500,000;

(C) the requested Borrowing Date, which shall be a Business Day (provided that all Term Loans Borrowings must be made on the Closing Date);

(D) the Type of Loans comprising such Class of Borrowing; and

(E) in the case of Eurodollar Rate Loans, the duration of the initial Interest Period applicable to such Loans.

(b) The Administrative Agent will promptly notify each Appropriate Lender of its receipt of any Notice of Borrowing and of the amount of such Lender’s Pro Rata Share of such Borrowing.

(c) Each Appropriate Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent in immediately available funds for the account of the Borrower at the Administrative Agent’s Payment Office by 2:00 p.m. Eastern time (in the case of Eurodollar Rate Loans) or by 3:00 p.m. Eastern time (in the case of Base Rate Loans) on the Borrowing Date requested by the Borrower to the Administrative Agent. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(d) After giving effect to any Borrowing, unless the Administrative Agent otherwise consents, there may not be more than (x) ten separate Interest Periods with respect to a Borrowing of a single Class and (y) twenty separate Interest Periods in the aggregate for all Borrowings.

2.04 Conversion and Continuation Elections for Borrowings. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any Class of Loans of one Type comprising the same Borrowing (or any part thereof in an aggregate amount of $1,000,000 or a higher integral multiple of $500,000) into Loans of the other Type; or

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(ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Rate Loans comprising the same Class of Borrowing having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $1,000,000 or a higher integral multiple of $500,000) for another Interest Period;

provided that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans of the same Class of Borrowing.

(b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 12:00 noon Eastern time at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(A) the proposed Conversion/Continuation Date;

(B) the aggregate amount and Class of Loans to be converted or continued;

(C) the Type of Loans resulting from the proposed conversion or continuation; and

(D) in the case of conversion into or continuation of Eurodollar Rate Loans, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Administrative Agent will promptly notify each Appropriate Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each such Lender of the details of any automatic conversion. Each conversion and continuation of Loans comprising part of the same Borrowing shall be made ratably among the Appropriate Lenders according to their respective outstanding principal amounts of such Loans with respect to which the notice was given.

(e) Unless (i) the Required Revolving Loan Lenders, with respect to the Revolving Loans, or (ii) the applicable Required Term Loan Lenders, with respect to a Class of Term Loans, otherwise consent, the Borrower may not elect to have any Class of Loan converted into or continued as a Eurodollar Rate Loan during the existence of an Event of Default or Unmatured Event of Default.

(f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than (x) ten (10) separate

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Interest Periods with respect to Loans of a single Class and (y) twenty (20) separate Interest Periods in the aggregate for Loans of all Classes.

(g) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.05 Voluntary Termination or Reduction of Revolving Loan Commitments. The Borrower may, upon not less than 12:00 noon Eastern time three Business Days’ prior notice to the Administrative Agent, terminate the Revolving Loan Commitments, or permanently reduce the Revolving Loan Commitments by a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto, the Total Revolving Loan Outstandings would exceed the amount of the Aggregate Revolving Loan Commitment then in effect. Once reduced in accordance with this Section 2.05, the Revolving Loan Commitments may not be increased. Any reduction of the Revolving Loan Commitments shall be applied to reduce the Revolving Loan Commitment of each Revolving Loan Lender according to its Pro Rata Share. If the Borrower terminates the Revolving Loan Commitments or reduces the Revolving Loan Commitments to zero, the Borrower shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination.

2.06 Optional Prepayments. Subject to the proviso to subsection 2.04(a) and to Section 4.04, the Borrower may, from time to time, upon irrevocable notice to the Administrative Agent, which notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent prior to 12:00 noon Eastern time (a) two Business Days prior to the date of prepayment, in the case of Eurodollar Rate Loans, and (b) on the date of prepayment, in the case of Base Rate Loans, ratably prepay any Class of Loans comprising part of the same Borrowing, in whole or in part, in an aggregate amount of $1,000,000 or a higher integral multiple of $500,000 (except that, (x) if any Base Rate Loans have been made pursuant to subsection 3.03(b), in an aggregate amount equal to the aggregate amount of such Base Rate Loans and (y) any prepayment of a Class of Term Loans may be in any amount (but not less than $5,000,000) that causes the aggregate principal amount of all outstanding Term Loans of such Class to be an integral multiple of $1,000,000). Such notice of prepayment shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of any such notice and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Rate Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.04. Subject to the foregoing terms, amounts prepaid under this Section 2.06 shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify its elected application with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to the Revolving Loans (without a corresponding reduction in the Revolving Loan Commitment), second to the Five-Year Term Loan (in direct order of remaining amortization installments) and third to the Ten-Year Term Loan (in direct order of remaining amortization installments), and, in each case, first to Base Rate Loans and then to

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Eurodollar Rate Loans in direct order of Interest Period maturities. Each such prepayment shall be applied to the Loans of the Appropriate Lenders in accordance with their respective applicable Pro Rata Share. In the event that the Revolving Credit Exposure exceeds the aggregate Revolving Loan Commitments at any time (for example, because the issuance of a Letter of Credit by an Issuing Lender on the same date that a new Revolving Loan is funded inadvertently causes the Revolving Credit Exposure to exceed the aggregate Revolving Loan Commitments as of such date), the Borrower shall prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount necessary to eliminate such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06 unless after giving effect to any concurrent prepayment of Revolving Loans, the Revolving Credit Exposure exceeds the Aggregate Revolving Loan Commitments then in effect.

2.07 Repayment of Loans. The Borrower shall repay to the Lenders (a) the aggregate principal amount of all Revolving Loans on the Revolving Credit Facility Termination Date, (b) the aggregate principal amount of the Five-Year Term Loans in quarterly principal installments as set forth on Schedule 2.07(a) (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06); provided, however, that, the final principal repayment installment of the Five-Year Term Loans shall be repaid on the Five-Year Term Loan Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Five-Year Term Loans outstanding on such date and (c) the aggregate principal amount of the Ten-Year Term Loans in quarterly principal installments as set forth on Schedule 2.07(b) (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06); provided, however, that, the final principal repayment installment of the Ten-Year Term Loans shall be repaid on the Ten-Year Term Loan Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Ten-Year Term Loans outstanding on such date.

2.08 Interest.

(a) Each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to (i) the Eurodollar Rate plus the Applicable Margin or (ii) the Base Rate plus the Applicable Margin, as the case may be (and subject to the Borrower’s right to convert to the other Type of Loan under Section 2.04).

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Eurodollar Rate Loans under Section 2.04 and prepayment of Eurodollar Rate Loans under Section 2.05 or 2.06, in each case for the portion of the Loans so converted or prepaid.

(c) Notwithstanding the foregoing provisions of this Section 2.08, upon notice to the Borrower from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by Applicable Law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum which is determined by adding 2% per annum to the

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rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate plus the Applicable Margin). All such interest shall be payable on demand.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by Applicable Law.

2.09 Fees.

(a) Arrangement, Agency Fees. The Borrower agrees to pay to (i) the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) such fees at such times and in such amounts as are set forth in the fee letter dated May 7, 2014 among the Borrower, the Administrative Agent and Merrill Lynch (as amended, restated, supplemented or otherwise modified from time to time, the “BAML Fee Letter”); (ii) CoBank, ACB such fees at such times and in such amounts as are set forth in the fee letter dated May 7, 2014 between the Borrower and CoBank, ACB (as amended, restated, supplemented or otherwise modified from time to time, the “CoBank Fee Letter”); and (iii) Manufacturers and Traders Trust Company (“M&T Bank”) such fees at such times and in such amounts as are set forth in the fee letter dated May 7, 2014 between the Borrower and M&T Bank (as amended, restated, supplemented or otherwise modified from time to time, the “M&T Bank Fee Letter” and together with the BAML Fee Letter and the CoBank Fee Letter, the “Fee Letters”).

(b) Upfront Fees. The Borrower agrees to pay to:

(i) the Administrative Agent for the account of each Lender based upon the amount of each Lender’s Revolving Loan Commitment and Five-Year Term Loan Commitment as of the Closing Date, upfront fees in amounts previously agreed to among the Borrower, such Lender and the Administrative Agent as set forth in the BAML Fee Letter;

(ii) CoBank, ACB for the account of each Lender based upon the amount of each Lender’s Ten-Year Term Loan Commitment as of the Closing Date, an upfront fee in an amount previously agreed to among the Borrower, such Lender and CoBank, ACB as a Lead Arranger for the Ten-Year Term Loan Facility as set forth in the CoBank Fee Letter; and

(iii) Such upfront fees in clauses (i) and (ii) above shall be due and payable on the Closing Date.

(c) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate per annum on the amount of such Lender’s Revolving Loan Commitment as in effect from time to time (whether used or unused) or, if the Revolving Loan Commitments have terminated, on the sum (without

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duplication) of (i) the principal amount of such Lender’s Revolving Loans plus (ii) the participation of such Lender in (or in the case of an Issuing Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations. Such facility fees shall accrue from the Closing Date to the Revolving Credit Facility Termination Date, and thereafter until all Revolving Loans are paid in full and, in the case of facility fees payable by the Borrower, all Letters of Credit are terminated, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Revolving Credit Facility Termination Date (or, if later, on the date all Loans are paid in full and all Letters of Credit are terminated).

2.10 Computation of Fees and Interest; Retroactive Adjustments of Applicable Margins. (a) All computations of interest on Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a 365 (or 366) day year (as the case may be), and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Debt to EBITDA Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Debt to EBITDA Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Appropriate Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender, as the case may be), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. The Borrower’s obligations under this paragraph shall survive the repayment of all other Obligations hereunder.

2.11 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without condition or deduction for any set-off, recoupment, defense or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Payment Office, and shall be made in Dollars and in immediately available funds, no later than 4:00 p.m. Eastern time on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than

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4:00 p.m. Eastern time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to a Eurodollar Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender in immediately available funds, together with interest thereon at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing for each day from the date such amount is distributed to such Lender until the date repaid. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loans included in the Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for Loans to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to such Loans set forth in Section 5.01 or 5.02, as applicable, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make the Loans and to make payments pursuant to Section 11.04 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans or to make its payment under Section 11.04.

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(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Loans in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Loans in any particular place or manner.

2.12 Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender (i) at least one Business Day prior to the proposed Closing Date or (ii) in the event the Borrowing consists of Base Rate Loans, by 12:00 noon Eastern time on the Closing Date, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the Closing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

(b) If and to the extent any Lender shall not have made its share of the Borrowing available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, such Lender shall on the Business Day following the Closing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s share of the Borrowing on the Closing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Closing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the Closing Date, at a rate per annum equal to the interest rate applicable at the time to the Loans.

(c) A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under subsection (b) above shall be conclusive absent manifest error.

(d) The failure of any Lender to make its share of the Borrowing on the Closing Date shall not relieve any other Lender of any obligation hereunder to make its share of the Borrowing on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make its share of the Borrowing on the Closing Date.

2.13 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that:

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(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (other than the Borrower or any Subsidiary thereof (as to which this Section 2.13 shall apply)).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise any right of setoff or counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Increase in Aggregate Revolving Loan Commitment.

(a) Request for Increase. Provided there exists no Event of Default or Unmatured Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Loan Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Loan Commitment by an amount (for all such requests) not exceeding $200,000,000 (such amount, the “Maximum Revolving Credit Increase”); provided that any such request for an increase shall be in a minimum amount of $25,000,000 and in increments of $5,000,000 in excess thereof or, if less, the entire remaining unused Maximum Revolving Credit Increase. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Loan Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Revolving Loan Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Revolving Loan Lender not responding within such time period shall be deemed to have declined to increase its Revolving Loan Commitment. The Administrative Agent shall notify the Borrower and each Revolving Loan Lender of the Revolving Loan Lenders’ responses to each request made hereunder. Such increase shall be provided by existing Revolving Loan Lenders that, in response to a request of the Borrower in each such existing Revolving Loan Lender’s sole discretion, agree to so increase their Revolving Loan Commitments and/or, subject to the approval of the Administrative Agent and the Issuing Lenders (which approvals shall not be unreasonably withheld), by Eligible Assignees that become Revolving Loan Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; provided that the Commitment of each Eligible Assignee shall be in a minimum amount of $5,000,000.

(b) Effective Date and Allocations. If the Aggregate Revolving Loan Commitment is increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall mutually determine the effective date (the “Increase Effective Date”) and the final allocation of

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such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(c) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (and to the extent requested by the Administrative Agent, in sufficient copies for each Lender) signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections 6.11(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.01(a), and (B) no Default exists. If the Revolving Loan Commitments are being increased on a nonratable basis, the Borrower shall make such nonratable borrowings and such prepayments of Loans (and pay any additional amounts required pursuant to Section 4.04) on the Increase Effective Date, to the extent necessary so that after giving effect to such borrowings and prepayments, the Revolving Loans outstanding are held by the Revolving Loan Lenders ratably in accordance with the revised Pro Rata Shares arising from the nonratable increase in the Revolving Loan Commitments under this Section 2.14. For the avoidance of doubt, the terms of the Fee Letters shall not apply to any fees in connection with any increase to the Aggregate Revolving Loan Commitment pursuant to this Section 2.14.

(d) Incremental Agreement. If the Aggregate Revolving Loan Commitment is increased in accordance with this Section 2.14 (each an “Incremental Loan Commitment”), such Incremental Loan Commitments shall be effected pursuant to one or more Incremental Agreements executed and delivered by the Borrower, the Administrative Agent and the Revolving Loan Lenders increasing their Revolving Loan Commitment in connection therewith (the “Incremental Revolving Loan Lenders”), which Incremental Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14.

(e) Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.11 or 11.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) an Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) any Letter of Credit remains outstanding and partially or wholly undrawn as of the Revolving Credit Facility Termination Date, (iii) the Borrower shall be required to provide

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Cash Collateral pursuant to subsection 9.02(a)(iii), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or any Issuing Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender)

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Revolving Loan Lenders, and agrees to maintain, a first priority security interest in all such cash and deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of the Cash Collateral is less than the applicable Minimum Collateral Amount and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.16, 9.02 or Article III in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the Appropriate Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination of the Administrative Agent and the applicable Issuing Lender that there exists excess Cash Collateral; provided, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable Issuing Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

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2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Loan Lenders”, “Required Term Loan Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable Issuing Lender hereunder; third, to Cash Collateralize the applicable Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Administrative Agent, the applicable Issuing Lender or any other Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the applicable Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment on a pro rata basis of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, so long as no Event of Default or Unmatured Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Sections 5.01 and 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and

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L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. A Defaulting Lender (x) shall not be entitled to receive any facility fee pursuant to Section 2.09(c) for any period during which such Lender is a Defaulting Lender except to the extent allocable to the sum of (1) the aggregate outstanding principal amount of the Loans funded by it and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Sections 2.15, 9.02 or Article III, as applicable (and the Borrower shall (A) be required to pay to the Issuing Lender, the amount of such fee allocable to its Fronting Exposure arising from such Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive letter of credit fees as provided in Section 3.07.

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share of the Revolving Credit Facility (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include

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arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation of the status of a Lender as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III. THE LETTERS OF CREDIT

3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, in reliance upon the agreements of the Revolving Loan Lenders set forth in this Article III, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Facility Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Revolving Loan Lenders severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided that no Issuing Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) (1) the Total Revolving Loan Outstandings exceed the Aggregate Revolving Loan Commitment, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Revolving Loans of such Lender would exceed such Lender’s Revolving Loan Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it (it being understood that the applicable Issuing Lender shall promptly notify

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the Borrower and the Administrative Agent of any of the foregoing events or circumstances);

(ii) such Issuing Lender has received written notice from any Revolving Loan Lender, the Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.02 is not then satisfied;

(iii) the expiry date of such requested Letter of Credit is after the Revolving Credit Facility Termination Date, unless all of the Revolving Loan Lenders have approved such expiry date in writing;

(iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Lender;

(v) such Letter of Credit is denominated in a currency other than Dollars, unless all of the Revolving Loan Lenders have approved in writing denominating such Letter of Credit in such currency; or

(vi) any Revolving Loan Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which each Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c) No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(d) No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

Each Issuing Lender shall act on behalf of the Revolving Loan Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Related Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.

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3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the irrevocable written request of the Borrower received by the applicable Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least two Business Days (or such shorter time as the applicable Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance in the form of an L/C Application or L/C Amendment Application, appropriately completed and signed by a Responsible Officer. Such L/C Application or L/C Amendment Application may be sent by telecopier, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Lender, by personal delivery or by any other means acceptable to the applicable Issuing Lender. Such L/C Application or L/C Amendment Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 12:00 noon Eastern time at least two Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) proposed issuance date of the Letter of Credit; (ii) the amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) the purpose and nature of the requested Letter of Credit; and (vii) such other matters as the applicable Issuing Lender may reasonably require related to the issuance of such Letter of Credit. In the case of a request for an L/C Amendment, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Lender may reasonably require related to the issuance of such Letter of Credit. Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other ordinary and customary documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C-Related Documents, as the applicable Issuing Lender or the Administrative Agent may reasonably require.

(b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application or L/C Amendment Application from the Borrower and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Lender has received on or before the Business Day immediately preceding the date such Issuing Lender is to issue or amend the applicable Letter of Credit, (A) notice from the Administrative Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or (B) a notice described in subsection 3.01(b)(ii) or (C) any limitation set forth in clauses (iii) or (v) of subsection 3.01(b) has not been waived in writing by all Revolving Loan Lenders, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower, or enter into the applicable amendment, as the

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case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Credit Facility Termination Date, the applicable Issuing Lender will, upon the written request of the Borrower received by such Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least two Business Days (or such shorter time as the applicable Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by telecopier, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Lender may reasonably require related to the amendment of such Letter of Credit. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Administrative Agent will promptly notify the Revolving Loan Lenders of any Issuance or amendment of a Letter of Credit.

(d) If the Borrower so requests in any applicable L/C Application, any Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than three days (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the Borrower shall not be required to make a specific request to the applicable Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable Issuing Lender shall not permit any such extension if (A) the applicable Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of subsection 3.01(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Loan Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the applicable Issuing Lender not to permit such extension.

(e) Each Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Revolving Loan Lenders), deliver any notice of

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termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Credit Facility Termination Date unless otherwise permitted by the terms of this Agreement.

(f) Each Issuing Lender will deliver to the Administrative Agent and the Borrower, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or renewal.

3.03 Risk Participations, Drawings and Reimbursements.

(a) Immediately upon the Issuance of each Letter of Credit on or after the Closing Date, each Revolving Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Revolving Loan Lender’s Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Loan Commitment of each Revolving Loan Lender by an amount equal to the amount of such participation.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall (subject, if applicable, to its right to obtain Base Rate Loans as provided below) reimburse the applicable Issuing Lender prior to 11:00 a.m. Eastern time on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an “Honor Date”) in an amount equal to the amount so paid by such Issuing Lender; provided that, to the extent that any Issuing Lender accepts a drawing under a Letter of Credit after 12:00 noon Eastern time, the Borrower will not be obligated to reimburse such Issuing Lender until the next Business Day and the “Honor Date” for such Letter of Credit shall be such next Business Day. If the Borrower fails to reimburse any Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 noon Eastern time on the Honor Date, such Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Loan Lender thereof (no later than 12:00 noon Eastern time on such Honor Date), and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Revolving Loan Lenders to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing under such Letter of Credit (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, subject to the amount of the unutilized portion of the Aggregate Revolving Loan Commitment and subject to the conditions set forth in Section 5.02 other than subsection 5.02(a). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by telecopier or electronic mail); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(c) Each Revolving Loan Lender shall upon any notice pursuant to subsection 3.03(b) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Revolving Loan Lenders shall (subject to subsection 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in such amount. If any Revolving Loan Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Revolving Loan Lender’s Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. Eastern time on the Honor Date, then interest shall accrue on such Revolving Loan Lender’s obligation to make such payment, from the Honor Date to the date such Revolving Loan Lender makes such payment, at a rate per annum equal to the greater of the Federal Funds Rate in effect from time to time during such period and a rate determined by the applicable Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable Issuing Lender in connection with the foregoing. If such Revolving Loan Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Loan Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant Borrowing, as the case may be. A certificate of the applicable Issuing Lender submitted to any Revolving Loan Lender (through the Administrative Agent) with respect to any amounts owing under this subsection 3.03(c) shall be conclusive absent manifest error. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Loan Lender to effect such payment on such date shall not relieve such Revolving Loan Lender from its obligations under this Section 3.03.

(d) With respect to any Unreimbursed Amount that is not converted into Base Rate Loans in whole or in part, because of the Borrower’s failure to satisfy the conditions set forth in Section 5.02 (other than subsection 5.02(a) which need not be satisfied) or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the Base Rate plus 2%, and each Lender’s payment to such Issuing Lender pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03. Until each Revolving Loan Lender funds its Revolving Loan or L/C Advance pursuant to this Section 3.03 to reimburse the applicable Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Revolving Loan Lender’s Pro Rata Share of such amount shall be solely for the account of the applicable Issuing Lender.

(e) Each Revolving Loan Lender’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Loan Lender may have against the applicable Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of

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Default or a Material Adverse Effect; or (iii) any other circumstance, happening, event or condition whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Loan Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02 (other than subsection 5.02(a)). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender for the amount of any payment made by the applicable Issuing Lender under any Letter of Credit, together with interest as provided herein.

3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of any Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Revolving Loan Lender has paid the Administrative Agent for the account of such Issuing Lender for such Revolving Loan Lender’s participation in such Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will pay to each Revolving Loan Lender, in the same funds as those received by the Administrative Agent for the account of such Issuing Lender, the amount of such Lender’s Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Revolving Loan Lender that did not so pay the Administrative Agent for the account of such Issuing Lender.

(b) If the Administrative Agent or any Issuing Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Borrower or the Revolving Loan Lenders to the Administrative Agent for the account of such Issuing Lender pursuant to subsection 3.04(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Revolving Loan Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the applicable Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time. The obligations of the Revolving Loan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3.05 Role of the Issuing Lenders. (a) Each Revolving Loan Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates or documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Issuing Lender or Agent-Related Person, nor any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Lender, shall be liable to any Revolving Loan Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Loan Lenders or the Required Revolving Loan Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful

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misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Lender or Agent-Related Person, nor any of their respective Related Parties, nor any correspondent, participant or assignee of an Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

3.06 Obligations Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person,

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whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) waiver by the applicable Issuing Lender of any requirement that exists for such Issuing Lender’s protection and not the protection of the Borrower or any waiver by such Issuing Lender which does not in fact materially prejudice the Borrower;

(vi) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vii) any payment made by the applicable Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code or the ISP, as applicable;

(viii) any payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(ix) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(x) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Lender and its correspondents unless such notice is given as aforesaid.

3.07 Letter of Credit Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Revolving Loan Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit; provided that each Defaulting Lender shall be entitled to receive letter of credit fees for any period during which that Revolving Loan Lender is a

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Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16. With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to the preceding sentence, the Borrower shall (x) pay to each other Revolving Loan Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such other Revolving Loan Lender pursuant to Section 2.16, (y) pay to the applicable Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. Letter of credit fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Facility Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn) and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Loan Lenders, while any Event of Default exists, all letter of credit fees shall accrue at a rate per annum equal to the sum of the otherwise applicable L/C Fee Rate plus 2%.

(b) The Borrower shall pay to each Issuing Lender a letter of credit fronting fee at such times and in such amounts as are mutually agreed to from time to time by the Borrower and such Issuing Lender.

(c) The Borrower shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

3.08 Applicability of ISP; Limitation of Liability Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Lender shall not be responsible to the Borrower for, and such Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

3.09 Conflict with L/C Related Documents. In the event of any conflict between the terms hereof and the terms of any L/C-Related Document, the terms hereof shall control.

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ARTICLE IV. TAXES, YIELD PROTECTION AND ILLEGALITY

4.01 Taxes. (a) Any and all payments by any Loan Party to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Loan Parties shall pay all Other Taxes and Further Taxes.

(b) If any Loan Party or the Administrative Agent shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i) the sum payable by such Loan Party shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.01), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) such Loan Party or the Administrative Agent, as applicable, shall make such deductions and withholdings; and

(iii) such Loan Party or the Administrative Agent, as applicable, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law.

(c) Each Loan Party agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield the Administrative Agent or such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Administrative Agent or such Lender makes written demand therefor.

(d) Within 30 days after the date of any payment by a Loan Party of any Taxes, Other Taxes or Further Taxes, the Borrower shall furnish each Appropriate Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender and the Administrative Agent.

(e) If a Loan Party is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection 4.01(b) or (c), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(f) Notwithstanding the foregoing provisions of this Section 4.01, if any Lender fails to notify the applicable Loan Party of any event or circumstance which will entitle such Lender

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to compensation pursuant to this Section 4.01 within 120 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from such Loan Party for any amount arising prior to the date which is 120 days before the date on which such Lender notifies such Loan Party of such event or circumstance.

(g) For purposes of Section 10.09(f) and this Section 4.01, the terms “law” and “Applicable Law” include FATCA.

4.02 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make or maintain Eurodollar Rate Loans or Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Notwithstanding anything herein to the contrary, for purposes of this Section 4.02 and Section 4.03, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in a Requirement of Law”, a “change in law” and a “change in a Capital Adequacy Regulation”, regardless of the date enacted, adopted or issued.

(b) If a Lender determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loan of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan (and the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate). If such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such

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Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.

(c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

(d) Before giving any notice to the Administrative Agent under this Section 4.02, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, converting to, continuing or maintaining any Eurodollar Rate Loan or Base Rate Loan the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate or participating in any Letter of Credit, or, in the case of any Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Notwithstanding the foregoing provisions of this Section 4.03, if any Lender fails to notify the Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 4.03 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Borrower for any amount arising prior to the date which is 60 days before the date on which such

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Lender notifies the Borrower of such event or circumstance (except that, if the event or circumstance giving rise to such compensation is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof).

4.04 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, for such Loan;

(c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

(d) the prepayment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by the Borrower pursuant to Section 4.07;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 4.04 and under subsection 4.03(a), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

4.05 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in

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the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in subsection 4.05(a)(i), the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 4.05, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and the manner in which such amount has been calculated, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.07 Substitution of Lenders. Upon the receipt by the Borrower from any Lender of a claim for compensation under Section 4.01 or 4.03 or a notice of the type described in Section 4.02 or if any Lender is a Defaulting Lender or any Lender (each such Lender, a “Non-Consenting Lender”) fails to consent to an amendment, modification or waiver of this Agreement that requires consent of 100% of the Lenders or consent of affected Lenders and is otherwise approved by the Required Lenders, then the Borrower may: (i) designate a replacement bank or financial institution satisfactory to the Borrower (a “Replacement Lender”) to acquire and assume all of such affected Lender’s Loans; and/or (ii) request one or more of the other Lenders to acquire and assume all of such affected Lender’s Commitments and/ or outstanding Loans, as the case may be. Any designation of a Replacement Lender under clause (i) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). A Lender shall not be required to make any such assignment to a Replacement Lender if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to replace such Lender pursuant to this Section 4.07 cease to apply.

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4.08 Survival. The agreements and obligations of the Borrower in this Article IV shall survive the termination of this Agreement, the payment of all other Obligations and the resignation of the Administrative Agent.

ARTICLE V. CONDITIONS PRECEDENT

5.01 Conditions to Initial Credit Extensions. The obligation of the each Lender to make its initial Credit Extension under, and the effectiveness of, this Agreement shall be subject to the condition that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent, each Lead Arranger and each Lender, and (except for the Notes) in sufficient copies for each Lender, on or before May 30, 2014:

(a) Agreement and Notes. This Agreement and the Notes executed by each party hereto and thereto.

(b) Resolutions; Incumbency.

(i) Copies of the resolutions of the board of directors of the Borrower authorizing the execution and delivery of the Loan Documents to which the Borrower is a party and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

(ii) a certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver the Loan Documents, Notices of Borrowing, Notices of Conversion/Continuation, Compliance Certificates, L/C Applications, L/C Amendment Applications to which such Person is a party and other documents in connection herewith.

(c) Organization Documents. The articles or certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date.

(d) Legal Opinions. An opinion of counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and the Lenders.

(e) Closing Certificate. A certificate of the Chief Financial Officer of the Borrower certifying as to, and demonstrating the calculation of, the Total Net Debt to EBITDA Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date for which financial statements have been filed with the SEC.

(f) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses of the Lead Arrangers and the Administrative Agent to the extent then due and payable hereunder on the Closing Date, together with external Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date.

(g) Officer’s Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

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(i) the representations and warranties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13 and 6.20, are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date;

(ii) no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement and the incurrence of all Indebtedness contemplated hereby (including, without limitation, the Loans to be made on the Closing Date);

(iii) since December 28, 2013, no event or condition has occurred or could reasonably be expected to occur that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(iv) the Borrower and its Subsidiaries are in compliance in all material respects with all existing Material Financial Obligations.

(h) Solvency Certificate. A certificate signed by the Chief Financial Officer of the Borrower certifying that the Borrower and its Subsidiaries, taken as a whole (after giving effect to all Indebtedness contemplated hereby (including, without limitation, the Loans to be made on the Closing Date)), are Solvent.

(i) Repayment and Termination of Existing Term Loan Credit Agreement.

(i) Instructions by the Borrower to apply the initial Credit Extensions hereunder to payment of all outstanding obligations under the Existing Term Loan Credit Agreement; and

(ii) Evidence that the Existing Term Loan Credit Agreement have been or concurrently with the Closing Date are being terminated, that all “Obligations” under and as defined in the Existing Term Loan Credit Agreement will be canceled and any related obligations and all other amounts due thereunder have been or concurrently with the Closing Date are being paid off and terminated (other than indemnification obligations that customarily survive repayment and termination of credit facilities).

(j) Notice. A Notice of Borrowing as required under Section 2.01.

(k) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request, including all documentation and other information about the Borrower and its Subsidiaries that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

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Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01 (other than subsection 5.01(f)), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension under the Revolving Credit Facility and the obligation of any Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a) Notice, Application. The Agent shall have received a Notice of Borrowing as required under Section 2.03, or in the case of the Issuance of any Letter of Credit, the applicable Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

(b) Continuation of Representations and Warranties. The representations and warranties in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date).

(c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension.

Each Notice of Borrowing, notice of acceptance of an L/C Application and L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower that, as of the date of each such notice and as of the relevant Borrowing Date or Issuance Date, as applicable, the conditions in this Section 5.02 are satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender for itself and each of its Subsidiaries that:

6.01 Corporate Existence and Power. The Borrower, each other Loan Party and each of their Subsidiaries:

(a) is a corporation, limited liability company or similar organization, as the case may be, duly organized or formed and validly existing and, if applicable in the jurisdiction of its

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incorporation or formation, in good standing under the laws of the jurisdiction of its incorporation or formation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

(c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in subclause (b)(i), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower and each other Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate action, and do not and will not:

(a) contravene the terms of any of its Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of its or their property is subject; or

(c) violate any Requirement of Law.

6.03 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required as a condition to the execution, delivery or performance by, or enforcement against, any Loan Party of the Agreement or any other Loan Document.

6.04 Binding Effect. This Agreement and each other Loan Document to which a Loan Party is party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any Subsidiary of a Loan Party or any of their respective properties (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No

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injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Borrower. As of the Closing Date, neither the Borrower, any other Loan Party nor any Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

6.07 ERISA Compliance.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan has been administered in compliance with the applicable provisions of ERISA, the Code and other federal or state law; (ii) each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of any Loan Party, nothing has occurred which would cause the loss of such qualification and (iii) the Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that would be reasonably expected to subject Borrower or any ERISA Affiliate to liability under Section 4069 or 4212(c) of ERISA.

6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.08. No Loan Party or any Subsidiary of a Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

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Not more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis subject to the provisions of Section 8.02 or Section 8.03 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be Margin Stock.

6.09 Title to Properties. Each Loan Party and each Subsidiary of a Loan Party have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such liens, title defects and other matters affecting title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Amendment No. 3 Signing Date, the property of the Borrower, each other Loan Party and their Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10 Taxes. Each Loan Party and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.11 Financial Condition. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated as of January 3, 2015, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

(ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

(iii) show all material indebtedness and other liabilities, absolute or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof, including liabilities for all material taxes and material Contingent Obligations, in each case to the extent required by GAAP.

(b) Since January 3, 2015, there has been no Material Adverse Effect.

6.12 Environmental Matters. The Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws and are not subject to Environmental Claims except for such non-compliance and Environmental Claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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6.13 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940.

6.14 No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.15 Copyrights, Patents, Trademarks and Licenses, etc. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

6.16 Subsidiaries. As of the Amendment No. 3 Signing Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 and has no equity investments in any other corporation or entity with a value in excess of $250,000 other than those specifically disclosed in part (b) of Schedule 6.16.

6.17 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

6.18 Swap Obligations. Neither the Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

6.19 Full Disclosure. The representations and warranties made by each Loan Party and its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any Subsidiary in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.20 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

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6.21 Anti-Corruption Laws. Except to the extent that the failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) would not result in any noncompliance by, or other adverse impact on any of the Lenders, Administrative Agent or any of the Lead Arranger with respect to the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anticorruption legislation in other jurisdictions, the Loan Parties and their respective Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in which the Loan Parties or any of their respective Subsidiaries conduct business, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan outstanding, or any Letter of Credit outstanding or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been made), unless the Required Lenders waive compliance in writing:

7.01 Financial Statements. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

(a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers or another nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion (i) shall state that such consolidated financial statements present fairly the Borrower’s consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records (it being agreed that the requirements of this subsection 7.01(a) may be satisfied by the delivery of the applicable annual report on Form 10-K of the Borrower to the Administrative Agent by email to the extent that it is delivered within the applicable time period noted herein); and

(b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries as of such date and for such period (it being agreed that the requirements of this subsection 7.01(b) may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of the Borrower to the Administrative Agent by email to the extent that it is delivered within the applicable time period noted herein).

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7.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

(b) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC (it being agreed that the requirements of this subsection 7.02(b) may be satisfied by the delivery of such financial statements and reports to the Administrative Agent by email); and

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall, upon written request, deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or another substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear

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prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

7.03 Notices. The Borrower shall, and shall cause each Subsidiary to, promptly (or, in the case of any event described in clause (c)(ii) below, not less than 10 days prior to the occurrence of such event) notify the Administrative Agent and each Lender:

(a) of the occurrence of any Event of Default or Unmatured Event of Default known to any Loan Party;

(b) of any of the following matters that has resulted or is reasonably expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any of the following events known to any Loan Party which could reasonably be expected to result in a liability for the Borrower or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

(i) an ERISA Event; or

(ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code; and

(d) of any material change in accounting policies or financial reporting practices by the Borrower and its consolidated Subsidiaries.

Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that, to the best of such Responsible Officer’s knowledge, have been breached or violated.

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7.04 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to:

(a) except as otherwise permitted with respect to any Subsidiary pursuant to Section 8.04, preserve and maintain in full force and effect its corporate existence and valid existence under the laws of its jurisdiction of organization; and

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business (except (i) in connection with transactions permitted by Section 8.04 and sales of assets permitted by Section 8.03 or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect).

7.05 Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.06 Insurance. The Borrower shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.07 Payment of Obligations. The Borrower shall, and shall cause each Subsidiary to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including:

(a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and

(b) all material claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property unless the same are contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.08 Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.09 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) operate each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and (b) draft and amend each Plan which is intended to be qualified under Section 401(a) of the Code to maintain such qualification and make all required contributions to any Plan subject to Section 412 of the Code

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if with respect to any failure under clauses (a) and (b) such failure would not reasonably be expected to have a Material Adverse Effect.

7.10 Inspection of Property and Books and Records. The Borrower shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, the Administrative Agent or any Lender, at any reasonable time during normal business hours upon advance written request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Borrower or any Subsidiary and to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the appropriate officers of the Borrower or such Subsidiary.

7.11 Environmental Laws. The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws, except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.12 Use of Proceeds. The Borrower shall use the proceeds of the Senior Credit Facilities to (a) repay, redeem and retire all obligations under the Existing Term Loan Credit Agreement, (b) fund working capital, capital expenditures and other lawful corporate purposes, including to finance Acquisitions; provided the Borrower shall not use the proceeds of any Loan to make any Acquisition if the board of directors of the Person to be acquired has not approved such Acquisition, and (c) finance fees, costs and expenses arising from or related to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

7.13 Additional Guarantors. The Borrower shall notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary that is a Wholly-Owned Subsidiary (other than an Excluded Subsidiary), and promptly thereafter (and in any event within forty-five (45) days or such longer period as the Administrative Agent, in its sole discretion may approve), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(b), (c) and (d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.14 Anti-Corruption Laws. Except to the extent that the failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) would not result in any noncompliance by, or other adverse impact on any of the Lenders, Administrative Agent or any of the Lead Arrangers with respect to the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, the Loan Parties and their respective Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar

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anticorruption legislation in other jurisdictions in which the Loan Parties or any of their respective conduct business, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VIII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan outstanding or Letter of Credit outstanding or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been made), unless the Required Lenders waive compliance in writing:

8.01 Financial Condition Covenants.

(a) Total Debt to EBITDA Ratio. The Borrower shall not permit the Total Debt to EBITDA Ratio at any time for any Computation Period to be greater than the ratio set forth below opposite such period:

Computation Period Ending	Maximum Total Debt to EBITDA
Closing Quarter:	4.75 to 1.0
Closing Quarter plus One Quarter:	4.75 to 1.0
Closing Quarter plus One Quarter through Closing Quarter plus Two Quarters:	4.50 to 1.0
Closing Quarter plus Two Quarters through Closing Quarter plus Three Quarters:	4.25 to 1.0
Closing Quarter plus Three Quarters through Closing Quarter plus Four Quarters:	4.25 to 1.0
Closing Quarter plus Four Quarters through Closing Quarter plus Five Quarters:	4.00 to 1.0
Closing Quarter plus Five Quarters through Closing Quarter plus Six Quarters:	3.75 to 1.0
Closing Quarter plus Six Quarters through Closing Quarter plus Seven Quarters and each Quarter thereafter:	3.50 to 1.0

provided, however, thereafter, at such time as the maximum Total Debt to EBITDA ratio permitted is 3.50 to 1.0, following a Material Acquisition, the maximum Total Debt to EBITDA Ratio permitted by this Section 8.01(a) shall be increased by 0.25 for the four consecutive Computation Periods following such Material Acquisition.

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(b) Interest Coverage Ratio. The Borrower shall not permit, as of the last day of any Computation Period, the Interest Coverage Ratio to be less than 2.50 to 1.

8.02 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on property of the Borrower or any Subsidiary on the Amendment No. 3 Signing Date and set forth in Schedule 8.02 securing Indebtedness outstanding on such date, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code or any other Requirement of Law;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens (other than any Lien imposed by ERISA or with respect to any Pension Plan, the Code) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f) Liens on the property of the Borrower or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature; in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments which do not constitute an Event of Default hereunder;

(h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

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(i) purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $75,000,000;

(j) Liens securing obligations in respect of capital leases or financing leases on assets subject to such leases, provided that such capital leases or financing leases are otherwise permitted hereunder;

(k) Liens (x) comprising rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Loan Party or Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, (y) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (z) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(l) Liens solely on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings;

(m) Liens arising in connection with Securitization Transactions; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not exceed $100,000,000;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(o) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an Acquisition or other Investment permitted hereunder;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder; provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed;

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(r) Liens securing obligations under a Tax Incentive Transaction on the property subject thereto, so long as the related Indebtedness is permitted by Section 8.06(d);

(s) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; and

(t) other Liens securing Indebtedness not at any time exceeding in the aggregate $60,000,000.

8.03 Disposition of Assets. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of inventory, or used, worn-out or surplus equipment, or the sale of sale rights, distribution rights, sales routes, territories or similar rights or assets, all in the ordinary course of business;

(b) any such sale, assignment, lease, conveyance, transfer or other disposition among the Borrower and its Subsidiaries;

(c) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) such receivables or other rights to payment shall not exceed $100,000,000;

(d) dispositions of defaulted receivables in the ordinary course of business for collection;

(e) dispositions permitted by Section 8.04 and Section 8.05;

(f) non-exclusive licenses of intellectual property rights in the ordinary course of business;

(g) any disposition of cash and Cash Equivalents Investments in the ordinary course of business;

(h) the unwinding of any Swap Contract;

(i) the sale of assets that are leased back to the Borrower or a Subsidiary, involving amounts not to exceed $50,000,000 in the aggregate in any fiscal year;

(j) any transfer arising out of the granting or creation of a Lien permitted by Section 8.02;

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(k) any disposition occurring by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property;

(l) disposition of leasehold improvements or leased assets upon the termination of the lease;

(m) any such sale, assignment, lease, conveyance, transfer or other disposition of assets pursuant to a Tax Incentive Transaction;

(n) any disposition required by any Governmental Authority as a condition to the Diamond Acquisition; and

(o) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Borrower and its Subsidiaries on or after the Amendment No. 3 Signing Date shall not exceed 25% of the greater of (x) the total assets of the Borrower as of the Amendment No. 3 Signing Date or (y) the highest amount of total assets of the Borrower as shown on the Borrower’s balance sheet as of the end of any fiscal year ending after the Amendment No. 3 Signing Date.

8.04 Consolidations and Mergers. The Borrower shall not, and shall not permit any Subsidiary to, merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:

(a) any Subsidiary may merge or amalgamate (i) with the Borrower, provided that the Borrower shall be the continuing or surviving corporation or, in the case of an amalgamation, the resulting corporation shall have entered into all assumption agreements and provided all further assurances as the Administrative Agent may reasonably require, or (ii) with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, or the continuing or surviving corporation shall be a Wholly-Owned Subsidiary;

(b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary; and

(c) any merger, amalgamation, consolidation or disposition in connection with a transaction permitted by Section 8.03 or an Acquisition permitted by Section 8.05.

8.05 Loans and Investments. The Borrower shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Borrower) (any of the foregoing an “Investment”), except for:

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(a) Investments held by the Borrower or any Subsidiary in the form of cash equivalents or short term marketable securities;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) Investments by the Borrower in any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

(d) other Investments (including those incurred in order to consummate Acquisitions not otherwise prohibited herein), provided that no Event of Default or Unmatured Event of Default exists or will result therefrom;

(e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(f) pledges or deposits required in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other social security legislation;

(g) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Borrower and its Subsidiaries;

(h) advances, loans or extensions of credit in the ordinary course of business by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries;

(i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(j) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions permitted by Section 8.03;

(k) repurchases by the Borrower of its common stock to the extent permitted by Section 8.10;

(l) loans to an employee stock ownership plan established by the Borrower, the proceeds of which are used solely to purchase stock of the Borrower;

(m) Investments consisting of prepaid expenses, pledges or deposits made in the ordinary course of business;

(n) advances, loans or extensions of credit by the Borrower and its Subsidiaries to Independent Business Owners of products of the Borrower and its Subsidiaries (excluding, for the avoidance of doubt, accounts receivable in the ordinary course of business) in an aggregate amount not at any time exceeding $10,000,000; and

(o) the Diamond Acquisition.

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8.06 Limitation on Subsidiary Indebtedness. The Borrower shall not permit its Subsidiaries (that are not Guarantors) to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

(a) Indebtedness owing to the Borrower or another Subsidiary;

(b) Indebtedness under this Agreement;

(c) Indebtedness of the Loan Parties under the New Credit Agreement;

(d) Indebtedness under any Tax Incentive Transaction; and

(e) other Indebtedness at any time outstanding in an aggregate amount not at any time to exceed $50,000,000.

8.07 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower (other than the Borrower or a Subsidiary), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary except:

(a) Restricted Payments permitted by Section 8.10;

(b) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of the Borrower and any Subsidiary;

(c) the Borrower and any Subsidiary may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of the Borrower and any Subsidiary in the ordinary course of business; and

(d) any Investment permitted by Section 8.05.

8.08 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of any Credit Extension, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose, in each case if such use would result in a violation of Regulation T, U or X of the FRB.

8.09 [Reserved].

8.10 Restricted Payments. The Borrower shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares

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of the Borrower’s capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (any of the foregoing, a “Restricted Payment”) , except that:

(a) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

(b) the Borrower may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(c) the Borrower may withhold or otherwise acquire shares of its common stock, warrants or options to acquire such shares or other rights with respect to any such shares to satisfy an employee’s withholding tax obligations incurred in connection with the exercise, vesting or payment of equity awards granted to employees of the Borrower and its Subsidiaries; and

(d) so long as (1) no Event of Default or Unmatured Event of Default exists or would result therefrom and (2) the Borrower’s consolidated stockholders’ equity, after giving effect thereto, is not less than $500,000,000, the Borrower may (x) declare and pay cash dividends to its stockholders; and (y) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares.

8.11 ERISA. The Borrower shall not, and to the extent it has authority to do so, shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $50,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $50,000,000.

8.12 Change in Business. The Borrower shall not, and shall not suffer or permit any Subsidiary to, primarily engage in any business other than that of the production, distribution and/or sale of snack foods, culinary nuts and other foods and any business which is reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, any of the foregoing (including, but not limited to, any business in the food or beverage industries).

8.13 Accounting Changes. The Borrower shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except in accordance with GAAP.

8.14 Burdensome Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Contractual Obligation (other than any other Loan Document and the New Credit Documents) that

(a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to another Subsidiary or to otherwise transfer property to the Borrower or another Subsidiary, (ii) of any Subsidiary to incur any Guaranty Obligation with respect to the

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Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, provided that this clause (a)(iii) shall not prohibit (w) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under subsection 8.02(i) or (j) so long as such negative pledge relates solely to the property financed by or the subject of such Indebtedness, (x) customary non-assignment clauses in leases, licenses and other agreements arising in the ordinary course of business, (y) customary subordination of subrogation, contribution and similar claims contained in guaranties of obligations of Subsidiaries permitted hereunder; or (z) customary encumbrances or restrictions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions relate solely to the activities of such joint venture or are otherwise applicable only to the assets that are the subject to such agreement; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.15 Sanctions. The Borrower and the other Loan Parties will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Term Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.

8.16 Anti-Corruption Laws. The Borrower and the other Loan Parties will not, directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Term Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anticorruption legislation in other jurisdictions in which the Loan Parties or any of their respective Subsidiaries conduct business.

ARTICLE IX. EVENTS OF DEFAULT

9.01 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within three Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

(b) Representation or Warranty. Any representation or warranty by the Borrower, any other Loan Party or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

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(c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of subsection 7.03(a), Section 8.01, 8.02, 8.03, 8.04, 8.08, 8.10, 8.11, 8.13, 8.15 or 8.16, or any Guarantor fails to perform or observe any term, covenant or agreement contained in Sections 1 and 2 of the Guaranty.

(d) Other Defaults. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender.

(e) Cross-Default. The Borrower or any Subsidiary (A) fails to make any payment in respect of any Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Material Financial Obligations, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Material Financial Obligations or beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Material Financial Obligations to become due and payable prior to its stated maturity, or such Material Financial Obligations to become payable or cash collateral in respect thereof to be demanded.

(f) Insolvency; Voluntary Proceedings. Any Loan Party or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any Loan Party’s or any Material Subsidiary’s properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Loan Party or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to any Loan Party or such Material Subsidiary; or (iii) any Loan Party or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

(h) ERISA. (i) An ERISA Event shall occur which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien

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under Section 303(k) of ERISA or Section 430(k) of the Code in excess of $50,000,000; and (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Borrower is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Borrower is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of $50,000,000.

(i) Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Loan Party or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $50,000,000 or more, and the same shall remain unvacated or unstayed (by reason of appeal or otherwise) for a period of 30 days after the entry thereof, with payment thereof being then due.

(j) Change of Control. Any Change of Control occurs.

9.02 Remedies. If any Event of Default occurs, the Administrative Agent shall:

(a) at the request of, or may, with the consent of, the Required Revolving Loan Lenders,

(i) declare the commitment of each Revolving Loan Lender to make any Credit Extension (including any obligation of each Issuing Lender to Issue any Letter of Credit) to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable;

(iii) demand that the Borrower immediately provide Cash Collateral to the Administrative Agent in an amount equal to the Minimum Collateral Amount with respect to the L/C Obligations, whereupon the Borrower shall become immediately obligated to provide such Cash Collateral; and

(b) at the request of, or may, with the consent of, the Required Lenders,

(i) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

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(ii) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;

provided, however, that upon the occurrence of any event specified in subsection 9.01(f) or (g) (in the case of clause (i) of subsection (g), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Credit Extensions (including any obligation of each Issuing Lender to Issue Letters of Credit) shall automatically terminate and the unpaid principal amount of all outstanding Loans and all other Obligations shall automatically become due and payable, the Borrower shall automatically become obligated to provide Cash Collateral in the amounts set forth in clause (c) above without further act of the Administrative Agent, any Issuing Lender or any other Lender.

9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X. THE ADMINISTRATIVE AGENT

10.01 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 10.08) appoints and designates Bank of America to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article are solely for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and the Borrower shall have rights as a third party beneficiary of any of such provisions.

(b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters

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of credit pertaining to the Letters of Credit as fully as if the term “Agent”, as used in this Article X, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

10.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. None of the Agent-Related Persons shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (b) in the absence of its own gross negligence or willful

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misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), or (ii) be responsible in any manner to any of the Lenders for or have any duty to ascertain or inquire into any recital, statement, representation or warranty made in or in connection with this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder, or the satisfaction of any condition set forth in Article V or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

10.04 Reliance by the Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopier, telex or telephone message, statement or other document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Credit Extension or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the

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Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt of such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with this Article X; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any Agent-Related Person.

10.07 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including

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information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to their respective Credit Extensions and Commitments, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Lender.

10.08 Successor Agent. The Administrative Agent may, and, if the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, at the request of the Required Lenders shall, resign as the Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders (with, so long as no Event of Default exists, the consent of the Borrower, which shall not be unreasonably withheld or delayed) shall appoint from among the Lenders or Affiliates of Lenders a successor Administrative Agent for the Lenders, which successor shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent (except for any indemnity payments or other amounts then owed to the retiring Administrative Agent) and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it, its sub-agents and their respective Related Parties while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender and provided, further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) except for any indemnity payments or other amounts then owed to the` retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.08. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an “Issuing Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or

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removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent .

10.09 Withholding Tax. (a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Borrower and the Administrative Agent, to deliver to the Administrative Agent:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI (or any successor form) before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI (or any successor form) with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

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(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection 10.09(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 10.09, together with all costs and expenses (including Attorney Costs). The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to the preceding sentence.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 10.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) The obligation of the Lenders under this Section 10.09 shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

(i) For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 3 Signing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not

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qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

10.10 Other Agents. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, the Syndication Agent or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder.

10.11 Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

ARTICLE XI. MISCELLANEOUS

11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower, any other Loan Party or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders (or, if appropriate, the Appropriate Lenders of an applicable Class of Loans) and the Borrower and acknowledged by the Administrative Agent, do any of the following:

(a) waive any condition set forth in Section 5.01 without the written consent of each Lender;

(b) change the number of Lenders of an applicable Class or the percentage of (x) the Commitments with respect to such Class of Loans, (y) the aggregate unpaid principal amount of the Loans in such Class or (z) the aggregate Effective Amount of outstanding Letters of Credit that, in each case, which is required for the Lenders or any Class of them to take any action hereunder;

(c) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (ii) the definition of “Required Revolving Loan Lenders” without the written consent of each Revolving Loan Lender or (iii) the definition of “Required Term Loan Lenders” without the written consent of each Appropriate Lender.

(d) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

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(e) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(f) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than the fees referred to in subsection 2.09(a) or subsections 3.07(b) and (c)) or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender affected thereby; provided that only the consent of (i) the Required Revolving Loan Lenders shall be necessary to waive any obligation of the Borrower to pay interest or letter of credit fees at a rate equal to the sum of the otherwise applicable rate for Revolving Loans plus 2% after an Event of Default, (ii) the applicable Required Term Loan Lenders shall be necessary to waive any obligation of the Borrower to pay interest at a rate equal to the sum of the otherwise applicable rate for a Class of Term Loans plus 2% after an Event of Default or (iii) the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan;

(g) amend any provision of Section 2.13 with respect to sharing of payments without the written consent of each Lender adversely affected thereby;

(h) release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 10.11 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Required Revolving Loan Lenders affect the rights or duties of such Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) prior to the termination of the Revolving Loan Commitments, unless also signed by the Required Revolving Loan Lenders, (x) waive any Event of Default or Unmatured Event of Default for purposes of Section 5.02, (y) amend, change, waive, discharge or terminate Article III or Section 5.02 in a manner adverse to the Revolving Loan Lenders or (z) amend, change, waive, discharge or terminate this clause (ii) of Section 11.01, (iii) no amendment, waiver or consent shall, unless in writing, impose any greater restriction on the ability of any Lender under a given facility to assign any of its rights or obligations hereunder without the written consent of (x) if such facility is the Five-Year Term Loan Facility or the Ten-Year Term Loan Facility, the Required Term Loan Lenders with respect to the applicable Class of Term Loans, or (y) if such facility is the Revolving Credit Facility, the Required Revolving Loan Lenders; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders under one or more Classes but not under any other Class may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section 11.01 if such tranche or tranches of Lenders were the only Class or Classes of Lenders hereunder

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at the time, and (vi) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the Appropriate Lenders other than Defaulting Lenders), except that (x) the Commitment of a Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Loan Party or the Administrative Agent or Bank of America as Issuing Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II or III if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such

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notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the Issuing Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

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(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including a telephonic request for the Term Loans and telephonic Notices of Conversion/Continuation) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of any Insolvency Proceeding relative to any Loan Party and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all customary and reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and each Lead Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and, to the extent reasonably necessary (A) of special regulatory counsel to the Administrative Agent and Lead Arrangers and (B) of special and one local counsel per jurisdiction to the Lenders retained by the Administrative Agent or Lead Arrangers) whether or not the transactions contemplated hereby or thereby shall be consummated, (ii) all reasonable

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out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lenders (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Credit Extensions made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Extensions or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arrangers, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Credit Extension or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claims related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or any other Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), an Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity

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payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 and the indemnity provisions of subsection 11.02(e) shall survive the resignation of any Administrative Agent and any Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, a receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

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(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection 11.06(b), (ii) by way of participation in accordance with the provisions of subsection 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including for purposes of this subsection 11.06(a), participations in L/C Obligations) at the time owing to it (in each case, with respect to the Revolving Credit Facility, the Five-Year Term Loan Facility or the Ten-Year Term Loan Facility)); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of any Commitment of the assigning Lender and/or any Credit Extension at the time owing to it or in the case of an assignment of a Revolving Loan Commitment to a Revolving Loan Lender, an Affiliate of a Revolving Loan Lender or an Approved Fund with respect to a Revolving Loan Lender or in the case of an assignment of a Term Loan or a Term Loan Commitment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Credit Extensions of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) in the case of an assignment of Revolving Loan Commitment (or, if the Revolving Loan Commitments have terminated, Loans under the Revolving Credit Facility), $5,000,000 (and shall be an integral multiple of $1,000,000) and (y) in the case of an assignment of a Five-Year Term Loan Commitment (or, if applicable, a Five-Year Term Loan) or a Ten-Year Term Loan Commitment (or, if applicable, a Ten-year Term Loan), $1,000,000, in each case, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise

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consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Class of Credit Extensions or the Class of Commitments, as the case may be, assigned, except that this clause (ii) shall not prohibit any Revolving Loan Lender from assigning all or a portion of its rights and obligations among separate Revolving Commitments on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection 11.06(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is (A) of a Revolving Loan Commitment to an existing Revolving Loan Lender or a Term Loan Commitment to an existing Lender, an Affiliate of a Lender or an Approved Fund, or (B) of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Loan Commitment to a Person other than a Revolving Loan Lender, an Affiliate of a Revolving Loan Lender or an Approved Fund with respect to a Revolving Loan Lender, or (y) any Term Loans to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower or Defaulting Lender. No such assignment shall be made (i) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon

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becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of the Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article IV and Section 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Loan Note, a Five-Year Term Loan and/or a Ten-Year Term Loan Note, as applicable, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the

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Administrative Agent’s Payment Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Credit Extensions and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Credit Extensions (including such Lender’s participations in L/C Obligations) owing to it, as the case may be); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, in each case subject to clause (i) below. For the avoidance of doubt, each Lender shall be responsible for the indemnity under subsection 11.04(c) without regard to the existence of any participation subject to subsection 11.06(e) below. Except as set forth above in this subsection 11.06(d) and as set forth in subsection 11.06(e) below, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection 11.06(e), the Borrower agrees that each Participant shall be entitled to the benefits of Article IV and Section 11.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(a). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error,

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and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant (i) agrees to be subject to the provisions of Section 4.07 as if it were an assignee under subsection 11.06(b) and (ii) shall not be entitled to receive any greater payment under Section 4.01 or 4.04 than the Appropriate Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a change in a Requirement of Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 4.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Reserved.

(h) Resignation as Issuing Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Loan Commitment and Revolving Loans pursuant to subsection 11.06(a), Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in L/C Obligations pursuant to Article III). Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(i) Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $10,000,000 on or after the Closing Date, (ii) is,

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by written notice to the Administrative Agent (a “Voting Participant Notice”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Administrative Agent to become a Voting Participant (to the extent such consent would be required pursuant to subsection 11.06(a) if such transfer were an assignment rather than a sale of a participation), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and written notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (i), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.06 shall be a Voting Participant to the extent of the amount of its participation set forth on Schedule 11.06 without delivery of a Voting Participant Notice and without the prior written consent of the Administrative Agent. To be effective, each Voting Participant Notice shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Assignment and Acceptance, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent in writing within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Agent update or confirm there has been no change in the information set forth in Schedule 11.06 or delivered in connection with any Voting Participant Notice. The Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information set forth in Schedule 11.06 delivered in connection with any Voting Participant Notice or otherwise furnished pursuant to this clause (i) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to the Administrative Agent pursuant to this clause (i). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as

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the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (I) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (II) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (I) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (II) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, or (i) to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section 11.07 or (II) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Related Party thereof. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and each Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or Unmatured Event of Default at the time of any Credit Extension, and shall continue in full

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force and effect as long as any Credit Extension or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Unmatured Event of Default under subsection 9.01(a), (f) or (g) or any Event of Default exists, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or such other Loan Party, any such notice being expressly waived by the Borrower and the other Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any such Affiliate to or for the credit or the account of the Borrower or such other Loan Party against any and all Obligations owing to such Lender or its Affiliates, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower or such other Loan Party and the Administrative Agent after any such set-off and application made by such Lender or any of its Affiliates; provided that if a Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender and such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.

11.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents (and the Fee Letters referred in subsection 2.09(a)) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative

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Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.14 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD HAVE A CONTRARY RESULT; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

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IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Lead Arranger and each Lender each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any Lead Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lead Arranger or any Lender has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, any other Loan Party and their respective Affiliates, and none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Lead Arranger or any Lender has provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed

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appropriate. The Borrower and each Loan Party hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal and customary banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal and customary banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative

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Agent or such Lender in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

11.20 Entire Agreement. This Agreement, together with the other Loan Documents (and the Fee Letters referred in subsection 2.09(a)), embodies the entire agreement and understanding among the Borrower, the other Loan Parties, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.21 Restatement of Existing Revolving Credit Agreement. The parties hereto agree that effective as of the Closing Date: (a) the obligations of the Borrower under this Agreement and the other documents executed in connection herewith represent, among other things, the restatement, renewal, amendment, extension, and modification of the obligations of the Borrower under the Existing Revolving Credit Agreement; (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Revolving Credit Agreement in its entirety; and (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish the indebtedness arising under) the promissory notes issued pursuant to the Existing Revolving Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SNYDER’S- LANCE, INC., as Borrower

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

COBANK, ACB, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

TD BANK, N.A., as a Lender

By:
Name:
Title:

Snyder’s-Lance, Inc.
Amended and Restated Credit Agreement
Signature Page

schedule 2.01

REVOLVING CREDIT COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$62,500,000.00	16.66666667%
Manufacturers and Traders Trust Company	$62,500,000.00	16.66666667%
Branch Banking and Trust Company	$50,000,000.00	13.33333333%
Wells Fargo Bank National Association	$50,000,000.00	13.33333333%
CoBank, ACB	$37,500,000.00	10.00000000%
Citizens Bank of Pennsylvania	$37,500,000.00	10.00000000%
PNC Bank, National Association	$37,500,000.00	10.00000000%
TD Bank, N.A.	$37,500,000.00	10.00000000%

TOTAL	$375,000,000.00	100.00000000%

FIVE-YEAR TERM LOAN COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Bank of America, N.A.	$30,000,000.00	20.00000000%
Manufacturers and Traders Trust Company	$30,000,000.00	20.00000000%
Branch Banking and Trust Company	$22,500,000.00	15.00000000%
Wells Fargo Bank National Association	$22,500,000.00	15.00000000%
Citizens Bank of Pennsylvania	$15,000,000.00	10.00000000%
PNC Bank, National Association	$15,000,000.00	10.00000000%
TD Bank, N.A.	$15,000,000.00	10.00000000%

TOTAL	$150,000,000.00	100.00000000%

TEN-YEAR TERM LOAN COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
CoBank, ACB	$150,000,000.00	100.00000000%

TOTAL	$150,000,000.00	100.00000000%

schedule 2.07(a)

AMORTIZATION OF FIVE-YEAR TERM LOANS

Last Business Day of	Amount
June 2014	$1,875,000.00
September 2014	$1,875,000.00
December 2014	$1,875,000.00
March 2015	$1,875,000.00
June 2015	$1,875,000.00
September 2015	$1,875,000.00
December 2015	$1,875,000.00
March 2016	$1,875,000.00
June 2016	$1,875,000.00
September 2016	$1,875,000.00
December 2016	$1,875,000.00
March 2017	$1,875,000.00
June 2017	$1,875,000.00
September 2017	$1,875,000.00
December 2017	$1,875,000.00
March 2018	$1,875,000.00
June 2018	$1,875,000.00
September 2018	$1,875,000.00
December 2018	$1,875,000.00
March 2019	$1,875,000.00
Five-Year Term Loan Facility Termination Date	$112,500,000.00

schedule 2.07(b)

AMORTIZATION OF TEN-YEAR TERM LOANS

June 2014	$0.00
September 2014	$0.00
December 2014	$0.00
March 2015	$0.00
June 2015	$0.00
September 2015	$0.00
December 2015	$0.00
March 2016	$0.00
June 2016	$0.00
September 2016	$0.00
December 2016	$0.00
March 2017	$0.00
June 2017	$0.00
September 2017	$0.00
December 2017	$0.00
March 2018	$0.00
June 2018	$0.00
September 2018	$0.00
December 2018	$0.00
March 2019	$0.00
June 2019	$0.00
September 2019	$7,500,000.00
December 2019	$7,500,000.00
March 2020	$7,500,000.00
June 2020	$7,500,000.00
September 2020	$7,500,000.00
December 2020	$7,500,000.00
March 2021	$7,500,000.00
June 2021	$7,500,000.00

September 2021	$7,500,000.00
December 2021	$7,500,000.00
March 2022	$7,500,000.00
June 2022	$7,500,000.00
September 2022	$7,500,000.00
December 2022	$7,500,000.00
March 2023	$7,500,000.00
June 2023	$7,500,000.00
September 2023	$7,500,000.00
December 2023	$7,500,000.00
March 2024	$7,500,000.00
Ten-Year Term Loan Facility Termination Date	$7,500,000.00

SCHEDULE 6.16

SUBSIDIARIES OF THE BORROWER

Subsidiary	Jurisdiction	Owner(s)	% Ownership
U.S. Subsidiaries
Lanhold Investments, Inc.	Delaware	Snyder’s-Lance, Inc.	100%
Late July Holdings, LLC	Delaware	Snyder’s-Lance, Inc.	80%
S-L Snacks Real Estate, Inc.	Pennsylvania-	Snyder’s-Lace, Inc.	100%
Late July Snacks LLC	Delaware	Late July Holdings, LLC	100%
S-L Snacks National, LLC	North Carolina	S-L Snacks Real Estate, Inc.	100%
S-L Distribution Company, Inc.	Delaware	S-L Snacks Real Estate, Inc.	100%
George Greer Company, Inc.	Rhode Island	S-L Snacks Real Estate, Inc.	100%
Michaud Distributors	Maine	S-L Snacks Real Estate, Inc.	100%
SOH Transportation, LLC	Pennsylvania	S-L Distribution Company, Inc.	100%
S-L Snacks Finance, Inc.	Delaware	S-L Distribution Company, Inc.	100%
Patriot Snacks Real Estate, LLC	Delaware	S-L Distribution Company, Inc.	100%
S-L Snacks IN, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks PN, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks FL, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks MA, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks PA, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks AZ, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks Logistics, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks OH, LLC	North Carolina	S-L Snacks National, LLC	100%
S-L Snacks TX, LLC	North Carolina	S-L Snacks National, LLC	100%

Subsidiary	Jurisdiction	Owner(s)	% Ownership
Snack Factory Holding, Inc.	Delaware	S-L Snacks National, LLC	100%
S-L Snacks EU, LLC	Delaware	S-L Snacks National, LLC	100%
Baptista’s Bakery, Inc.	Wisconsin	S-L Snacks National, LLC	100%
5C Investments LLC	Wisconsin	S-L Snacks National, LLC	100%
S-L Snacks NC, LLC	North Carolina	S-L Snacks PN, LLC	100%
S-L Snacks GA, LLC	North Carolina	S-L Snacks PN, LLC	100%
SOH Capital, LLC	Pennsylvania	S-L Snacks PA, LLC	100%
Snack Factory, LLC	New Jersey	Snack Factory Holding, Inc.	100%
Princeton Vanguard, LLC	Delaware	Snack Factory Holding, Inc.	100%
Other Foreign Subsidiaries
TFL Liquidating Ltd.	Canada	Lanhold Investments, Inc.	100%

SCHEDULE 8.02

PERMITTED LIENS

Snyder’s-Lance, Inc.

North Carolina Secretary of State

1

Debtor:	Snyder’s-Lance, Inc.
Secured Party:	General Electric Capital Corporation
File No.:	20110051291C	6/14/2011
Collateral:	Leased equipment

2
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	Winthrop Resources Corporation
File No.:	20120048520F	5/23/2012
Collateral:	Leased equipment

3
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	Winthrop Resources Corporation
File No.:	20120090540E	9/26/2012
Collateral:	Leased equipment
■Amendment filed 7/18/2014 to restated description of leased equipment

4
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	General Electric Credit Corporation of Tennessee
File No.:	20130094464E	10/2/2013
Collateral:	Leased equipment

5
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	General Mills Operations, LLC
File No.:	20140075053J	8/6/2014
Collateral:	Specific equipment

6
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	General Electric Capital Corporation
File No.:	20150003149G	1/12/2015
Collateral:	Leased equipment

7
Debtor:	Snyder’s-Lance, Inc.
Secured Party:	Toyota Motor Credit Corporation
Southeast Industrial Equipment, Inc.
File No.:	20150107985K	11/16/2015
Collateral:	Toyota equipment

S-L Snacks MA, LLC

North Carolina Secretary of State

Debtor:	S-L Snacks MA, LLC
Secured Party:	Wells Fargo Bank, N.A.
File No.:	20140085140G	9/9/2014
Collateral:	Leased equipment

S-L Snacks National, LLC

North Carolina Secretary of State

Debtor:	S-L Snacks National, LLC
Secured Party:	Wisconsin Lift Truck Corp.
File No.:	20150091479K	9/24/2015
Collateral:	Specific equipment

MICHAUD DISTRIBUTORS

Maine Division of Corporations

1
Debtor:	Michaud Distributors
Secured Party:	Wells Fargo Bank, N.A.
File No.:	2130002154602-26	2/6/2013
Collateral:	Specific equipment

2
Debtor:	Michaud Distributors
Secured Party:	NMHG Financial Services, Inc.
File No.:	2130002163642-90	4/17/2013
Collateral:	Leased equipment

3
Debtor:	Michaud Distributors
Secured Party:	NMHG Financial Services, Inc.
File No.:	2130002168264-15
Collateral:	Leased equipment

GEORGE GREER COMPANY, INC.

Rhode Island Secretary of State

Debtor:	George Greer Co., Inc.
Secured Party:	Wells Fargo Bank, N.A.
File No.:	201008790670	6/29/2010
Collateral:	Specific equipment

SCHEDULE 11.02

EURODOLLAR AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES

SNYDER’S-LANCE, INC.

Mr. Rick D. Puckett
Executive Vice President, Chief Financial Officer
and Treasurer
13024 Ballantyne Corporate Place, Suite 900
Charlotte, North Carolina 28277

Telephone: (704) 557-8021
Facsimile: (704) 554-5586

BANK OF AMERICA, N.A.,

as Administrative Agent

Bank of America, N.A.
555 California Street, 4th Floor
CA5-705-04-09
San Francisco, CA 94104
Attention: Bridgett J. Manduk

Telephone: 415-436-1097
Facsimile: 415-503-5011

Email: bridgett.manduk@baml.com

Administrative Agent’s Payment Office:

Bank of America, N.A.
One Independence Center
101 N. Tryon Street, 5th Floor

NC1-001-05-46
Charlotte, NC 28255
Attention: Jennifer L. Clark

Telephone: 980-388-0017
Facsimile: 704-409-0135
E-mail: jennifer.l.clark@baml.com

For Credit To: Corporate Credit Services
Account No.: 1366212250600
ABA No.: 026009593

Reference: Snyder’s-Lance, Inc.

BANK OF AMERICA, N.A.,
as an Issuing Lender and as a Lender

Bank of America, N.A.
One Independence Center
101 N. Tryon Street, 5th Floor

NC1-001-05-46
Charlotte, NC 28255
Attention: Jennifer L. Clark

Telephone: 980-388-0017
Facsimile: 704-409-0135
E-mail: jennifer.l.clark@baml.com

Notices (other than borrowing notices and Notices of
Conversion/Continuation):

Bank of America, N.A.
540 W Madison Street
Chicago, IL 60661
Attention: Casey Cosgrove

Telephone: 312-828-3092
Facsimile: 312-987-1276

Email: casey.cosgrove@baml.com

SCHEDULE 11.06

VOTING PARTICIPANTS

AGFIRST FARM CREDIT BANK

AMERICAN AGCREDIT, FLCA

FARM CREDIT EAST, ACA

FARM CREDIT WEST, FLCA

NORTHWEST FARM CREDIT SERVICES, FLCA

EXHIBIT A

FORM OF
NOTICE OF BORROWING

Date:

To:	Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Snyder’s-Lance, Inc., various financial institutions, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

The undersigned, Snyder’s-Lance, Inc. (the “Borrower”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing of Loans specified below:

1. The Business Day of the proposed Borrowing is _________, _______.

2. The Borrowing is to be comprised of [Base Rate] [Eurodollar Rate] Loans.

3. The aggregate amount of the proposed Borrowing is $________[, which is comprised of [$[_____] of Revolving Loan Borrowings] [$[_____] of Term Loan Borrowings (which constitutes the entire amount of the Five-Year Term Loans and Ten-Year Term Loans under subsections 2.01(b) and 2.01(c) of the Credit Agreement)]].

[4. The duration of the Interest Period for the Eurodollar Rate Loans included in the Borrowing shall be _________ months.]

The Borrower certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13 and 6.20, of the Credit Agreement are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date; and

(b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Borrowing.

(c) the proposed Borrowing will not cause the Total Revolving Loan Outstandings to exceed the Aggregate Revolving Loan Commitment.

SNYDER’S-LANCE, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF
NOTICE OF CONVERSION/CONTINUATION

Date:

To:	Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended from time to time, the “Credit Agreement”), among Snyder’s-Lance, Inc., various financial institutions, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

The undersigned, Snyder’s-Lance, Inc. (the “Borrower”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, with respect to the [conversion] [continuation] of the Loans specified herein, that:

1. The Conversion/Continuation Date is_________,                .

2. The aggregate amount of the Loans to be [converted] [continued] is $                      , which is comprised of [$[_____] of Revolving Loans] [$[_____] of Five-Year Term Loans] [$[_____] of Ten-Year Term Loans].

3. The Loans are to be [converted into] [continued as] [Eurodollar Rate] [Base Rate] Loans.

[4. The duration of the Interest Period for the Eurodollar Rate Loans included in the [conversion] [continuation] shall be                    months.]

The Borrower certifies that on the date hereof, and on the proposed Conversion/Continuation Date both before and after giving effect thereto, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

SNYDER’S-LANCE, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent, and the Lenders which are party to the Credit Agreement referred to below

Reference is made to the Amended and Restated Credit Agreement dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Snyder’s-Lance, Inc. (the “Borrower”), various financial institutions, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.	Reports. Enclosed herewith is a copy of the Borrower’s most recent [Form 10-Q/Form 10-K] filed with the SEC, which includes the [annual audited/quarterly] report of the Borrower as at __________, ____ (the “Computation Date”). This report fairly presents, in accordance with GAAP (subject only to normal year-end audit adjustments and absence of footnotes) the consolidated financial position of the Borrower and its Subsidiaries, as of the Computation Date and for the period then ended.

II.

Financial Tests. The Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A. Subsection 8.01(a) Total Debt to EBITDA Ratio

(1) Total Indebtedness as of the last day of the Computation Period ending on the Computation Date:	$

(2) EBITDA for the Computation Period ending on the Computation Date	$

(3) Ratio of Item (1) to Item (2):		_._	%

(4) Maximum ratio allowed[1]:		________ to 1

B. Subsection 8.01(b) Interest Coverage Ratio

1See Section 8.01(a) of the Credit Agreement for the applicable ratio; provided, however, thereafter, at such time as the maximum Total Debt to EBITDA ratio permitted is 3.50 to 1.0, following a Material Acquisition, the maximum Total Debt to EBITDA Ratio permitted by Section 8.01(a) of the Credit Agreement shall be increased by 0.25 for the four consecutive Computation Periods following such Material Acquisition

(1) EBIT for the Computation Period ending on the Computation Date:	$

(2) Interest Expense for the Computation Period ending on the Computation Date:	$

(3) Ratio of Item (1) to Item (2):		_._	%

(4) Minimum ratio allowed:		2.50 to 1

III.

Defaults. The Borrower hereby further certifies and warrants to you as of the date of the filing of the [Form 10-Q/Form 10-K] referred to in clause I that no Event of Default or Unmatured Event of Default has occurred and is continuing.

IV.	Total Net Debt to EBITDA Ratio.

(1) Total Indebtedness as of the last day of the Computation Period ending on the Computation Date:	$

(2) Unrestricted cash and unrestricted Cash Equivalent Investments held by, and undrawn amounts of letters of credit issued to, the Borrower and its Subsidiaries as of the last day of the Computation Period ending on the Computation Date:	$

(3) EBITDA for the Computation Period ending on the Computation Date	$

(3) Ratio of [Item (1) minus Item (2)] to Item (3):		_._	%

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its duly authorized officer this ____ day of ____________, _____.

SNYDER’S-LANCE, INC.

By:
Title:

EXHIBIT D

FORM OF
ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitations, the Letters of Credit included in such facilities6) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses

[2]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.

[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[6]	Include all applicable subfacilities.

(i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Snyder’s-Lance, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of May 30, 2014, among Snyder’s-Lance, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest[s]:

			Aggregate		Percentage
			Amount of	Amount of	Assigned of
Facility			Commitment/Loans	Commitment/Loans	Commitment/		CUSIP
Assigned[7]	Assignor[s][8]	Assignee[s][9]	for all Lenders[10]	Assigned	Loans[11]		Number
			$	$		%

[7.	Trade Date:	][12]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]13 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Title:

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Loans,” “Five-Year Term Loans,” “Ten-Year Term Loans” etc.)

[8]	List each Assignor, as appropriate.

[9]	List each Assignee, as appropriate.

[10]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/ Loans of all Lenders thereunder.

[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]14

BANK OF AMERICA, N.A., as Issuing Lender

By:
Title:

[LENDER’S NAME], as Issuing Lender

By:
Title:

SNYDER’S-LANCE, INC.

By:
Title:

[14]	To be added only if the consent of the Borrower and/or other parties (e.g. an Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 30, 2014
WITH SNYDER’S-LANCE, INC.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT E-1

FORM OF REVOLVING LOAN NOTE
PROMISSORY NOTE

US$_______________	__________, ______

FOR VALUE RECEIVED, the undersigned, SNYDER’S-LANCE, INC. (the “Borrower”), hereby promises to pay to the order of ____________ or its registered assigns (the “Lender”) the principal sum of ________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, various financial institutions, and Bank of America, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina without regard to the conflicts or choice of law principles thereof.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

SNYDER’S-LANCE, INC.

By:
Name:
Title:

Schedule A to REVOLVING LOAN Note

BASE RATE LOANS AND REPAYMENTS OF
BASE RATE LOANS

	(2)	(3)
	Amount of	Amount of	(4)
(1)	Base	Base Rate	Notation
Date	Rate Loan	Loan Repaid	Made By

Schedule B to REVOLVING LOAN Note

EURODOLLAR RATE LOANS AND REPAYMENTS
OF EURODOLLAR RATE LOANS

		(3)	(4)
	(2)	Interest	Amount of
	Amount of	Period for	Eurodollar	(5)
(1)	Eurodollar	Eurodollar	Rate	Notation
Date	Rate Loan	Rate Loan	Loan Repaid	Made By

EXHIBIT E-2

FORM OF Five-Year Term LOAN NOTE
PROMISSORY NOTE

US$_______________	__________, ______

FOR VALUE RECEIVED, the undersigned, SNYDER’S-LANCE, INC. (the “Borrower”), hereby promises to pay to the order of ____________ or its registered assigns (the “Lender”) the principal sum of ________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of the Five-Year Term Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, various financial institutions, and Bank of America, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Five-Year Term Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount and the date on which each Five-Year Term Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina without regard to the conflicts or choice of law principles thereof.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

SNYDER’S-LANCE, INC.

By:
Name:
Title:

Schedule A to Five-Year Term LOAN Note

BASE RATE LOANS AND REPAYMENTS OF
BASE RATE LOANS

	(2)	(3)
	Amount of	Amount of	(4)
(1)	Base	Base Rate	Notation
Date	Rate Loan	Loan Repaid	Made By

Schedule B to Five-Year Term LOAN Note

EURODOLLAR RATE LOANS AND REPAYMENTS
OF EURODOLLAR RATE LOANS

		(3)	(4)
	(2)	Interest	Amount of
	Amount of	Period for	Eurodollar	(5)
(1)	Eurodollar	Eurodollar	Rate	Notation
Date	Rate Loan	Rate Loan	Loan Repaid	Made By

EXHIBIT E-3

FORM OF Ten-Year Term LOAN NOTE
PROMISSORY NOTE

US$_______________	__________, ______

FOR VALUE RECEIVED, the undersigned, SNYDER’S-LANCE, INC. (the “Borrower”), hereby promises to pay to the order of ____________ or its registered assigns (the “Lender”) the principal sum of ________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of the Ten-Year Term Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, various financial institutions, and Bank of America, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Ten-Year Term Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount and the date on which each Ten-Year Term Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina without regard to the conflicts or choice of law principles thereof.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

SNYDER’S-LANCE, INC.

By:
Name:
Title:

Schedule A to Ten-Year Term LOAN Note

BASE RATE LOANS AND REPAYMENTS OF
BASE RATE LOANS

	(2)	(3)
	Amount of	Amount of	(4)
(1)	Base	Base Rate	Notation
Date	Rate Loan	Loan Repaid	Made By

Schedule B to Ten-Year Term LOAN Note

EURODOLLAR RATE LOANS AND REPAYMENTS
OF EURODOLLAR RATE LOANS

		(3)	(4)
	(2)	Interest	Amount of
	Amount of	Period for	Eurodollar	(5)
(1)	Eurodollar	Eurodollar	Rate	Notation
Date	Rate Loan	Rate Loan	Loan Repaid	Made By

Exhibit F

Form of GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of _______________, 20__ (this “Guaranty Agreement”), is being entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Guaranteed Parties (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. Pursuant to an Amended and Restated Credit Agreement dated as of May 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Snyder’s-Lance, Inc., a North Carolina corporation (the “Borrower”), the Administrative Agent, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrower a revolving credit facility, a five-year term loan facility and a ten-year term loan facility.

B. It is a condition precedent to the Guaranteed Parties’ obligations to make and maintain such extensions of credit that the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent.

C. Each Guarantor is, directly or indirectly, a wholly owned Domestic Subsidiary of the Borrower and will materially benefit from such extensions of credit. The credit extended under the Credit Agreement will enhance the overall financial strength and stability of the Borrower’s consolidated group of companies, including the Guarantors.

In order to induce the Guaranteed Parties to from time to time make and maintain extensions of credit under the Credit Agreement, the parties hereto agree as follows:

1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Guaranteed Parties the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement. “Guaranteed Liabilities” means: (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Guaranteed Parties, including principal, interest, premiums and fees (including all fees and expenses of counsel (collectively, “Attorneys’ Costs”)); and (b) each Loan Party’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Loan Party under the Credit Agreement, the Notes and all other Loan Documents. The Guarantors’ obligations to the Guaranteed Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

2. Payment. If the Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fees (including, but not limited to, Attorneys’ Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Guaranteed Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Sections 9.01(f) and (g) of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party under any Debtor Relief Laws), the entire outstanding or accrued amount of all Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees) which would have been accelerated in accordance with Section 9.02 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Loan Documents to which it is a party by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

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(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any Guarantor or any other Loan Party or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty or any other Loan Document now or hereafter in effect);

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’

5

Obligations, whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4. Currency and Funds of Payment. All Guarantors’ Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Guaranteed Party with respect thereto as against the Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any other Loan Party of any or all of the Guaranteed Liabilities. If any claim arising under or related to this Guaranty Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Liabilities are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. Each Guarantor shall indemnify the Administrative Agent and each Guaranteed Party and hold the Administrative Agent and each Guaranteed Party harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by such Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Guarantors’ Obligations shall immediately be and become due and payable.

6. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the payment in full of the Guaranteed Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Guaranteed Party and arising under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the

6

benefit of the Guaranteed Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Guaranteed Parties separate and apart from all other funds, property and accounts of such Guarantor.

7. Suits. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Guaranteed Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Guaranteed Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8. Set-Off and Waiver. Each Guarantor waives any right to assert against any Guaranteed Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any other Loan Party or any or all of the Guaranteed Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Guaranteed Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Guaranteed Party or otherwise in the possession or control of such Guaranteed Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Guaranteed Party, whether now existing or hereafter established, and hereby authorizes each Guaranteed Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Guaranteed Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Guaranteed Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9. Waiver of Notice; Subrogation.

(a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving

7

rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Guaranteed Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Guaranteed Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Guaranteed Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c) Each Guarantor further agrees that with respect to this Guaranty Agreement, such Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until repayment in full of all of the Guarantors’ Obligations and the termination of this Guaranty Agreement in accordance with Section 21 hereof. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Guaranteed Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Guaranteed Parties may elect.

10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof. Any claim or claims that the Guaranteed Parties may at any

8

time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Guaranteed Parties by written notice directed to such Guarantor in accordance with Section 23 hereof.

11. Representations and Warranties. Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Guaranteed Parties, that (a) it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement; (b) this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; (c) this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (d) such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of (i) any of its Organization Documents, (ii) any agreement or instrument to which such Guarantor is a party, or (iii) any Law to which it or its properties or operations is subject.

12. Expenses and Indemnity. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Guaranteed Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought. Without limitation of any other obligations of any Guarantor or remedies of the Administrative Agent or any Guaranteed Party under this Guaranty Agreement, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Administrative Agent and each Guaranteed Party from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including Attorney Costs) that may be suffered or incurred by the Administrative Agent or such Guaranteed Party in connection with or as a result of any failure of any Guaranteed Liabilities to be the legal, valid and binding obligations of the Borrower or any applicable Loan Party enforceable against the Borrower or such applicable Loan Party in accordance with their terms. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guarantors’ Obligations and termination of this Guaranty Agreement.

13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Guaranteed Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Guaranteed Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14. Attorney-in-Fact. To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Guaranteed Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an

9

interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15. Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Guaranteed Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Guaranteed Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Guaranteed Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Guaranteed Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Guaranteed Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Guaranteed Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16. Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17. Entire Agreement. This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements,

10

commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 21, neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18. Binding Agreement; Assignment. This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein except as expressly permitted herein or in the Credit Agreement. Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article X thereof (concerning the Administrative Agent) and Section 11.06 thereof concerning assignments and participations. All references herein to the Administrative Agent shall include any successor thereof.

19. Severability. If any provision of this Guaranty Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantors against whom enforcement is sought. Without limiting the foregoing provisions of this Section 20, the provisions of Section 11.11 of the Credit Agreement shall be applicable to this Guaranty Agreement.

21. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the later of the Five-Year Term Loan Facility Termination Date, Revolving Credit Facility Termination Date and the Ten-Year Term Loan Facility Termination Date.

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22. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Guaranteed Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23. Notices. Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Schedule 11.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Guaranteed Party, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

25. Governing Law; Jurisdiction; Etc.

(a) THIS GUARANTY AGREEMENT AND EACH GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN

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ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23. NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

26. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT A

Form of Guaranty Joinder Agreement

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT dated as of _____________, 20__ (this “Guaranty Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Guaranteed Parties (as defined in the Guaranty Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Guaranty Agreement).

RECITALS:

A. Snyder’s-Lance, Inc., a North Carolina corporation (the “Borrower”), the lenders party thereto and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. Certain Subsidiaries of the Borrower are party to a Guaranty Agreement dated as of December 16, 2015 (as in effect on the date hereof, the “Guaranty Agreement”).

C. The Joining Guarantor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to be joined as a party to the Guaranty Agreement as a Guarantor (as defined in the Guaranty Agreement).

D. The Joining Guarantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement.

In order to induce the Guaranteed Parties to from time to time make and maintain extensions of credit under the Credit Agreement, the Joining Guarantor hereby agrees as follows:

1. Joinder. The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty Agreement as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder. Without limiting the generality of the foregoing, the Joining Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Guaranteed Parties the payment and performance in full of the Guaranteed Liabilities on the terms and conditions set forth in the Guaranty Agreement, which terms and conditions are incorporated herein by reference.

2. Affirmations. The Joining Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers,

representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty Agreement.

3. Severability. If any provision of this Guaranty Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 11.11 of the Credit Agreement shall be applicable to this Guaranty Joinder Agreement.

5. Delivery. The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Guaranteed Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Guaranty Joinder Agreement and the Joining Guarantor’s joinder as a party to the Guaranty Agreement as herein provided.

6. Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. The provisions of Sections 25 and 26 of the Guaranty Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

By:
Name:
Title:

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

_______________, 20__

This Solvency Certificate is delivered pursuant to Section 3.02(a)(v) of Amendment No. 3 to Amended and Restated Credit Agreement dated as December 16, 2015 (“Amendment No. 3”), among Snyder’s-Lance, Inc. (the “Borrower”), various financial institutions, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Amendment No. 3 or in the Amended and Restated Credit Agreement dated as of May 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, various financial institutions, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby certifies, solely in his capacity as an officer of the Borrower and not in his individual capacity, as follows:

1. I am the Chief Financial Officer of the Borrower. I am familiar with the Transactions, and have reviewed the Credit Agreement, financial statements referred to in Sections 6.11 and 7.01 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

SNYDER’S- LANCE, INC.

By:
Name:
Title:	Chief Financial Officer

SOLVENCY CERTIFICATE
Signature Page